Exhibit 4.8
TRUST INDENTURE
between
FLEET LEASING RECEIVABLES TRUST
by
BNY TRUST COMPANY OF CANADA
as Issuer Trustee
and
COMPUTERSHARE TRUST COMPANY OF CANADA
as Indenture Trustee
Made as of November 16, 2009

TRUST INDENTURE

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TRUST INDENTURE
          TRUST INDENTURE made as of November 16, 2009, between BNY TRUST COMPANY OF CANADA, a trust company established under the laws of Canada and licensed to carry on business in each of the provinces and territories of Canada in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST, a trust established under the laws of the Province of Ontario pursuant to a declaration of trust made November 2, 2009 as amended and restated on November 16, 2009 (in such capacity, the “Trust”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company established under the laws of Canada and licensed to carry on business in each of the provinces and territories of Canada.
          WHEREAS the Trust is desirous of creating and issuing from time to time asset-backed notes in the manner hereinafter provided;
          NOW THEREFORE THIS INDENTURE WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions.
          In this Indenture, the following terms will have the following meanings:
“Act” means the Securities Act (Ontario), as in effect from time to time;
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person and, for the purposes of this definition, “control” means, in respect of any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing;
“Asset Interests” means whole or undivided percentage interests in, or interests in pools of, (i) rights to the payment of money arising from accounts, intangibles, chattel paper, conditional sales contracts, leases, instruments and securities, mortgages, charges or hypothecs of land or immovable property or of personal or movable property or evidenced in some other manner, including all rights to payment of interest or financing charges with respect thereto and all proceeds thereof which are purchased or otherwise acquired by; (ii) contracts or lease rights evidencing or giving rise to rights described in (i) which are purchased or otherwise acquired by; (iii) securities collateralized by or securities evidencing interests (whether undivided or otherwise) in, rights described in (i) which are purchased or otherwise acquired by; and (iv) loans or other obligations secured by rights described above (together with such security) and unsecured loans or other obligations extended by or in favour of, the Trust pursuant to Securitization Agreements and further includes, without limitation, all security (including, without limitation, cash collateral and policies of insurance) and guarantees of or held by any Person pertaining to the assets of, or other rights against, such Person or any other Person which the Trust has purchased or otherwise acquired in connection with any of the foregoing and all Reserves;
“Back-Up Servicer” means Wells Fargo Bank, National Association, or any successor or assign, or any other Person who may be appointed as back-up servicer for purposes hereof or of any Securitization Agreement, in place thereof;
“Beneficiary” has the meaning ascribed thereto in the Declaration of Trust;
“Book-Entry Noteholder” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note;
“Book-Entry Notes” means the Notes held through the Book-Entry System as described in Section 2.13; provided that after the occurrence of an event whereupon book-entry transfers are no longer permitted and Definitive Notes have been issued to holders of any Book-Entry Notes, such Book-Entry Notes shall no longer be effective;
“Book-Entry System” means the record entry securities transfer and pledge system administered by the Clearing Agency in accordance with its operating rules and procedures;
“Business Day” means any day of the year, other than a Saturday, Sunday or statutory or civic holiday, on which banks are open for business in Toronto, Ontario;
“Canadian Dollars” and “Cdn. $” means the lawful money of Canada;
“CDS” means CDS Clearing and Depository Services Inc., its successors and assigns;
“Certificate of the Trust” means a certificate executed by an authorized officer of the Issuer Trustee as trustee of the Trust or of the Financial Services Agent or the Financial Services Sub-Agent on behalf of the Trust;
“Class” means, in respect of a Series, a class of Notes of such Series issued pursuant to this Indenture and the Related Supplement;
“Clearing Agency” means CDS or, if otherwise specified in the Related Supplement with respect to the Notes of any particular Series, any other “clearing agency” as defined in the Act or as registered with the Securities and Exchange Commission;
“Clearing Agency Letter of Representation” means any letter of representation, book entry only securities services agreement, book entry only acknowledgement or similar document provided by the Trust to a Clearing Agency with respect to procedures under the Book-Entry System;
“Collateral” means the property, assets, undertaking and agreements of the Trust and all rights and benefits accruing thereunder mortgaged, charged, pledged, granted,

transferred, assigned, hypothecated and set over as security for the Obligations Secured in accordance with Article 4;
“Collections” means all cash collections and other cash proceeds of Asset Interests including, without limitation, (i) all payments by a Credit Enhancer under any Credit Enhancement Agreement, (ii) all proceeds of any Related Collateral and any collection of such Asset Interests or any proceeds of sale of such Asset Interests deemed to have been received pursuant to a Securitization Agreement by the Trust, or any agent on behalf of the Trust, including the Financial Services Agent, the Financial Services Sub-Agent or any Servicer of such Asset Interests, and (iii) without limitation to the foregoing (but only to the extent so provided in a Related Securitization Agreement), any amounts paid to the Trust under any Hedging Transaction entered into in connection with such Asset Interests or any Notes, but (iv) with respect to any Asset Interests acquired under a particular Securitization Agreement, excluding any amounts expressly excluded from “Collections” under and as defined in such Securitization Agreement;
“Counsel” means any barrister or solicitor or firm of barristers and solicitors retained by the Indenture Trustee, which may include counsel to the Trust;
“Credit Enhancement” means any form of credit enhancement (howsoever characterized) for any Obligations Secured or any Asset Interests including, without limitation, any letter of credit, insurance policy, surety bond, cash reserve account, spread account, guaranteed rate agreement, liquidity facility, tax protection agreement or other similar agreement established for the benefit of the Notes (or a Series or Class), as applicable, and including any facility provided by a Person to the Trust which is specified or acknowledged in writing by the Trust as “Credit Enhancement” for purposes hereof but excluding, for greater certainty, Subordinated Notes and Reserves;
“Credit Enhancement Agreement” means any agreement entered into between the Trust or a Custodian and one or more Persons providing Credit Enhancement to the Trust or a Custodian;
“Credit Enhancer” means any Person providing Credit Enhancement to the Trust or a Custodian pursuant to a Credit Enhancement Agreement and any successor or assign of such Person;
“Custodial Agreement” means a custodial agreement entered into among, inter alia, an Originator and a Custodian;
“Custodian” means a Person appointed as custodian of assets for the benefit of an Originator and one or more other Persons in accordance with a Custodial Agreement, which may include a Securitization Agreement, and any successor custodian appointed in accordance with the terms of such agreement;

“Dealer” means one or more Persons (other than the Trust, an Originator or a Credit Enhancer) who are parties to an Underwriting Agreement for the purpose of facilitating the sale and distribution of the Notes referred to in an Underwriting Agreement;
“Declaration of Trust” means the declaration of trust made on November 2, 2009 (and amended and restated on November 16, 2009) providing for the establishment of the Trust as a trust under the laws of the Province of Ontario;
“Definitive Notes” means fully registered certificates (not in temporary form) representing Notes in the form specified in the Related Supplement;
“Distribution Date” means, in respect of any Notes, any day in a month upon which periodic payments of principal and/or interest are to be paid on such Notes;
“Eligible Institution” means, with respect to any Series of Notes, a bank, trust company or loan company chartered or licensed under the laws of Canada or any province thereof (including an Affiliate of the Issuer Trustee or the Indenture Trustee) which (a) has, or has its obligations guaranteed by an institution that has, the long-term or short-term debt rating then required by the Related Rating Agencies, or (b) satisfies the Rating Agency Condition;
“Eligible Investments” means investments permitted to be made by the Trust under a Securitization Agreement;
“Equivalent Amount” means, on any given date, the amount of Canadian Dollars resulting from the conversion of a specified amount of any other currency converted (i) at the spot rate quoted on such date for wholesale transactions by Bank of New York; or (ii) if the specified amount of such other currency is the subject of a Hedging Transaction which provides for the delivery of or conversion to an equivalent amount of Canadian Dollars, the specified amount of such other currency shall be deemed to be converted to an amount in Canadian Dollars at the effective rate under such Hedging Transaction;
“Extraordinary Resolution” means a resolution described in Section 11.15;
“Financial Services Agent” means PHH Vehicle Management Services Inc., its assigns and any successor financial services agent to the Trust appointed in replacement thereof as permitted under the Financial Services Agreement;
“Financial Services Agreement” means the financial services agreement made as of November 16, 2009 between the Trust and the Financial Services Agent;
“Financial Services Sub-Agency Agreement” means the financial services sub-agency agreement made as of November 16, 2009 between the Trust, the Financial Services Agent and the Financial Services Sub-Agent;

“Financial Services Sub-Agent” means BNY Trust Company of Canada, its assigns and any successor financial services sub-agent appointed in replacement thereof as permitted under the Financial Services Sub-Agency Agreement;
“Hedging Transaction” means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, total return swap transaction and any other similar transaction or any combination of these transactions entered into from time to time by the Trust in connection with or related to the Notes or any Asset Interests;
“Hypothec” means a deed of hypothec to be granted by the Trust in favour of the Indenture Trustee under the laws of the Province of Quebec for the purposes of further assuring the Collateral, or a part thereof, to the Indenture Trustee for the benefit of Specified Creditors;
“Indenture Trustee” means Computershare Trust Company of Canada, as indenture trustee hereunder or as the fondé de pouvoir under a Hypothec, and its successors and assigns in such capacity, or any successor or replacement thereto appointed pursuant to Article 12;
“Issuer Trustee” means BNY Trust Company of Canada and its successors and assigns, as issuer trustee of the Trust, or any successor or replacement thereto appointed pursuant to the Declaration of Trust;
“ITA” means the Income Tax Act (Canada);
“Limited Recourse Condition” has the meaning ascribed thereto in the Declaration of Trust;
“Note Purchase Agreement” means any agreement which may be entered into from time to time between the Trust and a Person or Persons providing for the purchase and sale of Notes;
“Note Registers” means the registers, which may be in electronic or physical form, providing for the registration of the Notes which the Indenture Trustee is required to maintain pursuant to Section 2.6;
“Noteholder” means the Person in whose name the Note is registered in the applicable Note Register from time to time in accordance with the provisions of this Indenture;
“Notes” means the asset-backed notes from time to time issued in Series pursuant to this Indenture and any Related Supplement, which Series may include one or more Classes of Notes;

“Obligations Secured” means all present and future debts, expenses and liabilities, direct or indirect, absolute or contingent, due, owing or accruing due or owing from time to time by the Trust to the Specified Creditors in their capacity as such, including, without limitation, (i) the unpaid face amount, outstanding at such time, of any Notes issued on a discount basis, discounted to their present value using a discount rate equivalent to the yield to maturity of such Notes when they were issued; (ii) the principal amount owing at such time, together with the accrued and unpaid interest on interest-bearing Notes; and (iii) accrued fees, whether or not then due and payable;
“Obligor” means a Person obligated to make payments with respect to Asset Interests, whether as principal debtor or guarantor thereof, and its successors and assigns;
“Originator” means PHH VMS, PHH LP or any of their respective Affiliates, and their respective successors and assigns;
“Participant” means a broker, dealer, bank or other financial institution or other Person who is a participant in the Book-Entry System and on whose behalf a Clearing Agency or its nominee holds Notes;
“Paying Agent” means any paying agent or co-paying agent appointed pursuant to, or in accordance with, the Related Supplement;
“Permitted Investment” means, in relation to the investment of funds on deposit in Series Accounts, investments which satisfy the criteria for Eligible Investments in the Related Securitization Agreement;
“Permitted Liens” means (i) liens for taxes, assessments or other governmental charges, levies, or imposts on the assets of the Trust not at the time delinquent or thereafter payable without penalty or contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with generally accepted accounting principles shall have been set aside on the Trust’s books; (ii) the security constituted hereby; and (iii) such liens or other encumbrances expressly permitted in any of the other Programme Agreements;
“Person” means any individual, corporation, estate, partnership, trust (including any beneficiary thereof), joint venture, association, joint stock company, unincorporated organization, government (or any agency or political subdivision thereof), or any other entity whether acting as an individual, fiduciary or in any other capacity;
“PHH LP” means PHH Fleet Lease Receivables L.P., and its successors and permitted assigns under any applicable Securitization Agreement;
“PHH VMS” means PHH Vehicle Management Services Inc., and its successors and permitted assigns under any applicable Securitization Agreement;

“PPSA” means (a) the personal property security legislation as in effect in each province or territory of Canada (other than Quebec), and (b) the Civil Code of Quebec as in effect in Quebec (but excluding any portions of the Civil Code of Quebec which are not equivalent to the PPSA of the provinces or territories described in clause (a));
“Principal Terms” means, with respect to the Notes of any particular Series:
(a)	the name or designation of each Class of Notes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class;
(b)	the aggregate principal amount of each Class of Notes of such Series which may be issued;
(c)	the interest rates, if any, applicable to each Class of Notes of such Series and the period over which any interest is to accrue;
(d)	the Distribution Dates, if any, applicable to each Class of Notes of such Series;
(e)	the language and currency of such Notes;
(f)	the method for allocating principal and interest and other Collections to fund payments to each Class of Notes of such Series;
(g)	the forms of each Class of Notes of such Series;
(h)	the final maturity dates of each Class of Notes of such Series and any expected final payment dates;
(i)	a description of the items, if any, required to be delivered to the Indenture Trustee on the Related Series Issuance Date in addition to those specified in Section 2.3(2);
(j)	whether such Notes are to be Definitive Notes or Book-Entry Notes and any limitations imposed thereon;
(k)	the minimum amounts and denominations in which such Notes may be issued, if applicable;
(l)	any additional or alternative Related Events of Default;
(m)	provisions which this Indenture requires or permits to be specified in a Related Supplement;
(n)	any terms which amend, supplement, modify, restate or replace the terms of this Indenture as such pertain to such Notes;

(o)	any other provisions expressing or referring to the terms or conditions upon which the Notes of such Series are to be issued or obtained under this Indenture and the Related Supplement;
(p)	the designation of any Series Accounts and the terms governing the operation of such Series Accounts;
(q)	the priority of such Series with respect to any other Series;
(r)	the specification of any Related Securitization Agreement; and
(s)	the Rating Agency or Rating Agencies, if any, rating such Series;
 “Proceeding” means, with respect to any Series and the Related Obligations Secured, any suit in equity, action at law or other judicial or administrative proceeding;
 “Programme Agreements” means, at any time, collectively, this Indenture, any Related Supplement, any Hypothec, the Declaration of Trust, the Financial Services Agreement, the Financial Services Sub-Agency Agreement, any agreements relating to Hedging Transactions, Securitization Agreements, Credit Enhancement Agreements, Servicing Agreements, agreements under which a Back-Up Servicer is engaged to act in such capacity, Subordinated Loan Agreements, Custodial Agreements, Note Purchase Agreements, Underwriting Agreements and indemnities of Originators in favour of the Trust, in each case, in effect at such time;
 “Rating Agencies” means, with respect to any Notes at any time, each credit rating agency which at the request of the Trust are rating such Notes;
 “Rating Agency Condition” means, with respect to any Series, a condition which is met when, after the delivery of notice of any action or proposed action has been provided to each Related Rating Agency, such Related Rating Agencies notify the Trust in writing that such action, or proposed action, will not result in the downgrade or withdrawal of such Rating Agencies’ then current rating of the Notes of such Series which are then outstanding;
 “Receiver” means one or more of a receiver, receiver-manager or receiver and manager of all or a portion of any Collateral appointed pursuant to Article 9;
 “Record Date” means, for any Distribution Date, the close of business on the date immediately preceding the Distribution Date, or if the relevant Notes are Definitive Notes, the last day of the month preceding such Distribution Date or, in respect of any Series of Notes, such other date as may be specified in the Related Supplement;

 “Related” is used in reference to the Notes of a particular Series and means, when used in conjunction with:
(a)	“Asset Interests”: the Asset Interests the purchase or other acquisition by the Trust, or creation, of which is financed or refinanced, in whole or in part, by the issuance of such Notes;
(b)	“Back-Up Servicer”: a Back-Up Servicer of Related Asset Interests;
(c)	“Class”: each Class of such Series;
(d)	“Collateral”: that portion of the Collateral comprising (i) the Related Asset Interests; (ii) any Related Collections thereof; (iii) all amounts in the Series Accounts in respect of such Series; (iv) all amounts available under any Related Credit Enhancement Agreement; (v) all amounts in the Related Collateral Accounts and Related Payment Accounts; (vi) all investments thereof and the proceeds of such investments; and (vii) all rights under the Related Programme Agreements;
(e)	“Collateral Accounts”: those accounts into which the proceeds of Related Collection Accounts, any further Related Collections and the proceeds of sale of any Related Collateral are to be deposited pursuant to Section 9.5;
(f)	“Collection Accounts”: those accounts of the Trust or a Custodian specified in the Related Supplement or Related Securitization Agreement as “Collection Accounts” into which Related Collections are to be deposited;
(g)	“Collections”: all Collections with respect to Related Asset Interests;
(h)	“Credit Enhancement”: Credit Enhancement provided pursuant to a Related Credit Enhancement Agreement in respect of such Notes or the Related Asset Interests;
(i)	“Credit Enhancement Agreement”: a Credit Enhancement Agreement pursuant to which Credit Enhancement has been provided in respect of such Notes or the Related Asset Interests;
(j)	“Credit Enhancer”: a Credit Enhancer under a Related Credit Enhancement Agreement;
(k)	“Custodial Agreement”: a Custodial Agreement pursuant to which custodial services are being provided in respect of Related Asset Interests and/or Related Obligations Secured;
(l)	“Custodian”: a Custodian under a Related Custodial Agreement or Related Securitization Agreement;

(m)	“Dealers”: the Dealers party to the Related Underwriting Agreement in respect of such Notes;
(n)	“Default”: any occurrence that is, or with notice or the lapse of time or both would become, a Related Event of Default;
(o)	“Distribution Date”: a Distribution Date specified in the Related Supplement;
(p)	“Event of Default”: each Related Event of Default described in Section 8.1 in respect of such Notes or specified in the Related Supplement;
(q)	“Hedging Transaction”: a Hedging Transaction relating to such Notes or to the Related Asset Interests;
(r)	“Hypothec”: a Hypothec granted by the Trust in favour of the Indenture Trustee under the laws of the Province of Quebec for the purposes of further securing the Related Collateral, or a part thereof, in favour of the Indenture Trustee for the benefit of the Related Specified Creditors;
(s)	“Note Purchase Agreement”: a Note Purchase Agreement pursuant to which one or more Classes of such Notes are being sold by the Trust to one or more Persons;
(t)	“Noteholder”: a Noteholder of or with respect to such Series;
(u)	“Notes”: a Note of such Series;
(v)	“Obligations Secured”: all Obligations Secured relating to the holders of such Notes and to Related Specified Creditors under the Related Programme Agreements, including the Related Trust Expenses;
(w)	“Originator”: the Originator under a Related Securitization Agreement;
(x)	“Paying Agent”: a Paying Agent under a Related Supplement;
(y)	“Payment Account”: an account which may be established and maintained by the Trust for the Notes of such Series, which may be a Related Collection Account;
(z)	“Programme Agreements”: this Indenture, the Declaration of Trust, the Financial Services Agreement, the Financial Services Sub-Agency Agreement and any other Programme Agreement to which the Trust is a party relating to such Notes or the Related Asset Interests;
(aa)	“Proportionate Share”: at any time the outstanding principal amount of Notes of such Series at such time divided by the outstanding principal amount of all Notes of all Series at such time;

(bb)	“Rating Agency”: a Rating Agency which has established a rating for all or any Classes of such Notes;

(cc)	“Reserve”: a Reserve under or relating to a Related Securitization Agreement and specified as such in the Related Supplement;

(dd)	“Securitization Agreement”: a Securitization Agreement entered into by the Trust in connection with the purchase, other acquisition, creation, sale or other disposition of Related Asset Interests;

(ee)	“Series Issuance Date”: the date upon which the first of such Notes are issued or to be issued;

(ff)	“Servicer”: the Servicer of Related Asset Interests under a Related Securitization Agreement, a Related Servicing Agreement or other agreement entered into by the Trust and any Person providing for the servicing of Related Asset Interests, including a Back-Up Servicer of Related Asset Interests who, at the time in question, has assumed the role of Servicer thereof or any other replacement Servicer of Related Asset Interests;

(gg)	“Servicing Agreement”: a Servicing Agreement providing for the servicing of the Related Asset Interests;

(hh)	“Significant Event”: a Significant Event affecting such Notes or the Related Asset Interests;

(ii)	“Specified Creditors”: collectively, the holders of such Notes, Related Credit Enhancers, Swap Counterparties with respect to Related Hedging Transactions, Related Servicers (including any Originator which is a Related Servicer), Related Back-Up Servicers, Related Originators (in respect of amounts owing under Related Securitization Agreements or Related Subordinated Loan Agreements or otherwise for Related Reserves), Related Custodians, Related Dealers, and the Indenture Trustee, Issuer Trustee, the Financial Services Sub-Agent and Financial Services Agent to the extent their claims relate to such Notes or the Related Asset Interests;

(jj)	“Subordinated Loan Agreement”: a Subordinated Loan Agreement in respect of such Notes and the Related Asset Interests;

(kk)	“Supplement”: a supplement to this Indenture executed in connection with the issuance of such Notes;
(ll)	“Trust Expenses”: those expenses of the Trust which are attributable to a specific Series or otherwise on a Related Proportionate Share basis; and

(mm)	“Underwriting Agreement”: an Underwriting Agreement in respect of such Notes;

“Reserve” means an amount or amounts paid or otherwise contributed by, or held back from payments otherwise due to an Originator under or relating to a Securitization Agreement, and includes, without limiting the foregoing, amounts characterized as deferred purchase prices, deferred rentals, deposits, premiums, recourse provisions, commitments to purchase assets in default, spread accounts, subordinated loans, senior/subordinated security structures, subordinated standby lines of credit, letters of credit, equity and over-collateralization;
“Securitization Agreements” means any pooling and servicing agreement, sale and servicing agreement, receivables purchase agreement, co-ownership agreement, co-ownership series purchase agreement, concurrent lease agreement, collateral covenant agreement, loan agreement or other agreement (howsoever named) entered into by the Trust or a Custodian, and an Originator or any other Person, in connection with a program structured by or on behalf of the Trust to provide for one or more advances or payments to such Originator or other Person in connection with the purchase or other acquisition by, or the creation, sale or other disposition of Asset Interests to, the Trust as or otherwise provided for therein, and includes any agreement specified as a Related Securitization Agreement in a Related Supplement;
“Security Interests” means any security interest, mortgage, pledge, hypothec, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing;
“Senior Notes” means any Class of Notes of a Series which has been designated as such in the Related Supplement or, failing which, any Class of Notes which is senior in right of payment to the Notes of all other Related Classes and, for purposes of Article 3, includes any Notes of any Related Class which, pursuant to the Related Supplement, are senior in right of payment to the Notes of any other Related Class;
“Series” means any series of Notes issued pursuant to this Indenture and any Related Supplement;
“Series Accounts” has, with respect to any Series or Class, the meaning specified in the Related Supplement or Related Securitization Agreement and includes the Related Collection Accounts for such Series or Class;
“Servicer” means a Person designated to collect payments in respect of Asset Interests and to perform other tasks associated therewith under a Securitization Agreement or a Servicing Agreement, and its successors and assigns, including a Back-Up Servicer of Asset Interests who, at the time in question, has assumed the role of Servicer thereof or any other replacement Servicer;

“Servicing Agreement” means any agreement (including a Securitization Agreement) entered into between the Trust and any Person providing for the administration or servicing of Asset Interests;
“Significant Event” means any event which would or, with the passage of time or giving of notice would, permit the Trust or a Custodian to exercise any remedy against any other party to a Programme Agreement or change the manner in which the proceeds of Asset Interests would be applied to repay any Obligations Secured, including, without limitation, those owing to any Noteholder, or change the manner in which the proceeds of Asset Interests would be allocated to the Trust pursuant to a Securitization Agreement;
“Specified Creditors” means, collectively, Noteholders, Credit Enhancers, the Financial Services Agent, the Financial Services Sub-Agent, the Indenture Trustee, Custodians, Swap Counterparties, the Issuer Trustee, the Originators (in respect of amounts owing under Securitization Agreements or Subordinated Loan Agreements or otherwise for Reserves), Dealers, Back-Up Servicers and Servicers (including any Originator which is a Servicer);
“Subordinated Loan Agreement” means any loan agreement between an Originator and the Trust, pursuant to which such Originator (or its Affiliate) lends money to the Trust for the purpose of financing the payment by the Trust of expenses payable by the Trust in connection with the transactions contemplated pursuant to the Programme Agreements;
“Subordinated Notes” means any Class of Notes of a Series which are, pursuant to the Related Supplement, subordinate and junior in right of payment to the Notes of any other Class of such Series;
“Swap Counterparty” means a party (other than the Trust) to a Hedging Transaction, and its successors and assigns;
“Trust Property” means, as of any particular time, all assets of the Trust and all property, real, personal or otherwise, tangible or intangible, which has been transferred, conveyed or paid to, or acquired by the Trust, including all Asset Interests and all income, earnings, profits and gains therefrom, and which at such time are owned or held by the Trust;
“Underwriting Agreement” means any underwriting, agency or other agreement which may be entered into from time to time between the Trust and one or more Dealers providing for the sale and distribution of Notes of the Trust; and
“Written Order” means an order of the Trust duly executed by the Issuer Trustee, the Financial Services Sub-Agent or the Financial Services Agent delivered in writing or sent by facsimile or electronic mail.

1.2 Meaning of “Outstanding” for Certain Purposes.
          Subject to the terms of a Related Supplement, each Note issued and certified in accordance with the terms hereof will be deemed to be outstanding until it has been surrendered by the holder thereof to the Indenture Trustee and cancelled by the Indenture Trustee, or until money for the payment thereof in the necessary amount has been deposited with the Indenture Trustee for the Noteholders; provided, however, that:
(a)	Notes which have been partially redeemed, purchased, converted or exchanged shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased, unconverted or unexchanged part of the principal amount thereof; and

(b)	where a new Note has been issued in substitution for a Note which has been mutilated, destroyed, lost or stolen, only the substituted Note will be counted for the purpose of determining the aggregate principal amount of Notes outstanding.
          In determining whether Noteholders holding the requisite percentage of Notes of any Class have given any request, demand, authorization, direction, notice, consent, vote or waiver pursuant to this Indenture, Notes owned by any Originator, any Servicer or an Affiliate of either, shall be disregarded and deemed not to be outstanding, except that:
(a)	in determining whether the Trust and the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only the Notes which the Trust or the Indenture Trustee, as the case may be, knows to be so owned shall be so disregarded;

(b)	Notes so owned which have been pledged in good faith, other than to the Trust or the Issuer Trustee, as trustee of the Trust, shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trust or the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Originator or an Affiliate of an Originator; and

(c)	such Originator, Servicer or an Affiliate of either that is a holder of Subordinated Notes shall be entitled to take any such actions as holders of such Subordinated Notes held by any of them.
1.3 References to Statutes.
          Unless otherwise specified herein, all references herein to any statute or any provision thereof shall mean such statute or provision as the same may be amended, re-enacted or replaced from time to time.

1.4 Extended Meanings.
          Words importing the singular number only will include the plural and vice versa and words importing any gender will include all genders. Unless the context requires otherwise, a reference in this Indenture to any agreement, instrument or declaration means such agreement, instrument or declaration as the same may be amended, supplemented, modified, restated or replaced from time to time. Any reference herein to “include”, “includes” or “including” means “include without limitation”, “includes without limitation” or “including without limitation”, as applicable.
1.5 Sections and Headings.
          The table of contents does not form part of this Indenture. The division of this Indenture into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture. The terms “this Indenture”, “hereof”, “hereunder” and similar expressions refer to this Indenture and not to any particular Article, Section or other portion of this agreement and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Indenture.
1.6 Governing Law of Indenture.
          This Indenture will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.
1.7 Invalidity of Provisions.
          Except for any provision or covenant contained herein which is fundamental to the subject matter of this Indenture (including, without limitation, those that relate to the payment of money), if one or more provisions of this Indenture is for any reason whatever held invalid, such provision will be deemed severable from the remaining covenants, agreements and provisions of this Indenture and will in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto.
1.8 Computation of Time Periods.
          In this Indenture, with respect to the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
1.9 Non-Business Days.
          Whenever any payment to be made hereunder shall be stated to be due, any calculation is to be made or any other action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made, such calculation shall be made and such other action shall be taken on the next succeeding Business Day and an extension of time shall be included for such purposes.
          Any payment made after 3:00 p.m. (Toronto time) on a Business Day shall be deemed to be made on the next following Business Day.
1.10 Accounting Principles.
          Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis. Wherever in this Indenture reference is made to generally accepted accounting principles, such reference will be deemed to be to Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or, where so elected by the relevant Person, as approved by the Financial Accounting Standards Board, or in either event any successor institute, until such time as the reporting entity in question is required to or chooses to adopt International Financial Reporting Standards, in which case such reference will be deemed to be to the International Financial Reporting Standards as published by the International Accounting Standards Board, or any successor accounting standards board, in each case, applicable as at the date on which such calculation is made or required to be made in accordance with such generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any certificate or other documents are inconsistent with the meaning of such terms under generally accepted accounting principles, the definitions in this Indenture or in any such certificate or other document shall prevail.
1.11 Currency.
          Unless stated otherwise, all amounts herein are stated in Canadian Dollars.
1.12 Time of the Essence.
          Time shall be of the essence of this Indenture.
1.13 Approvals and Consents.
          All references in this Indenture that require the approval or consent of any Person shall mean the approval or consent of such person in writing. Except to the extent a contrary intention is expressly set forth herein, whenever a party is to provide its approval or consent, such approval or consent shall not be unreasonably withheld or delayed.
1.14 Discontinuance and Changes in Designation of Ratings.
          In applying any definition or other term or provision hereof which contemplates a specific rating of a rating agency at a time, (a) each rating agency specified will include any successor thereof at the time (whether as a result of a change in name, an amalgamation, merger or other reorganization, or otherwise), (b) if a specified rating agency and any successor ceases to exist, the reference to such rating agency and its ratings shall not be applicable, and (c) if a specified rating agency changes the designation of its debt rating categories, the debt rating categories specified will refer to each debt rating category of the rating agency at the time which can reasonably be determined to be equivalent to the specified rating categories of the rating agency.
1.15 References to Acts of the Trust.
          For greater certainty, where any reference is made in this Indenture, or in any other instrument executed pursuant hereto or contemplated hereby to which the Trust or the Issuer Trustee, as trustee of the Trust, is party, to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against, or a covenant, representation or warranty (other than relating to the constitution or existence of the Trust or the Issuer Trustee) by or with respect to (i) the Trust; or (ii) the Issuer Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against or a covenant, representation or warranty (other than relating to the constitution or existence of the Trust) by or with respect to, the Issuer Trustee as trustee of the Trust or any agent appointed by it to act on its behalf.
1.16 References to Rating Agency Condition.
          Wherever there is reference to satisfaction of a Rating Agency Condition in this Indenture or any other Programme Agreement, subject to the terms of the specific Programme Agreement which shall govern, such condition need not be satisfied if there is no Rating Agency then rating the applicable Notes.
1.17 Language.
          The parties hereto express a request and require that this document be drawn up in English. Les parties aux présentes conviennent et exigent que la présente entente et tous les documents qui s’y rattachent soient rédigés en anglais. In the event of any contradiction, discrepancy or difference between the English language version and the French language version, if any, of the text of the forms of the Notes, the English language version shall govern.
ARTICLE 2
THE NOTES
2.1 Notes.
          The aggregate principal amount of Notes which may be created and issued pursuant to this Indenture is unlimited. The aggregate principal amount of Notes of a particular

Series or any Related Class which may be created and issued pursuant to this Indenture is limited to the aggregate principal amount of Notes, if any, specified in the Related Supplement.
2.2 Requirements for Initial Creation of Notes.
            Notes may be created by the Trust, in accordance with the provisions hereof, provided that on or prior to the initial creation and issuance of Notes hereunder, the Trust shall have delivered to the Indenture Trustee:
(a)	the Declaration of Trust;

(b)	the Financial Services Agreement and the Financial Services Sub-Agency Agreement; and

(c)	a Certificate of the Trust, dated the date of issuance of such Notes, stating that the issuance of the Notes will not result in the occurrence of a Related Event of Default;
and the provisions of Section 2.3(2) shall have been satisfied.
2.3 Creation and Issuance in Series.
(1)	Notes may, at the election of the Trust, be created and issued in one or more Series and in one or more Classes of such Series with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as the Trust may determine. All Notes of the same Class of any Series at any time outstanding shall be identical in all respects except for the denominations and dates thereof and as may be otherwise specified in the Related Supplement. All Notes of a particular Class of a Series created and issued under this Indenture shall be in all respects entitled, equally and rateably with all other Notes of such Class of such Series, to the benefits hereof and of the Related Supplement without preference, priority or distinction on account of the actual time or times of certification and delivery, all in accordance with the terms and provisions of this Indenture and the Related Supplement.

(2)	In order to create Notes of any particular Series hereunder, the Trust and the Indenture Trustee shall, on or before the Related Series Issuance Date, execute and deliver a Related Supplement. The terms of such Related Supplement may amend, supplement, modify, restate or replace the terms of this Indenture solely as applied to such Notes. The obligation of the Indenture Trustee to execute and deliver the Related Supplement is subject to the satisfaction of the following conditions (other than in respect of the first Series for which (c) and (i) below are inapplicable):
(a)	copies of any Related Securitization Agreement, Related Credit Enhancement Agreement, agreements in respect of any Related Hedging

Transaction, Related Subordinated Loan Agreement, Related Note Purchase Agreement and Related Underwriting Agreement then in effect shall have been delivered to the Indenture Trustee;
(b)	a Clearing Agency Letter of Representation, if any, to the extent applicable to such Notes shall have been delivered to the Indenture Trustee and the Clearing Agency by the Trust;

(c)	the Rating Agency Condition shall have been satisfied with respect to the Notes then outstanding;

(d)	the Indenture Trustee shall have received a Certificate of the Trust certifying that, as of the date of such execution and delivery, (i) the representations and warranties set forth in Section 7.1 are true and correct in all material respects; and (ii) the Trust has established or caused to be established the Series Accounts prior to the Related Series Issuance Date;

(e)	in the event that an offering memorandum, prospectus or other similar document is required or is to be provided to prospective purchasers of any such Notes (as to which the Indenture Trustee shall have no duty or role in determining), the Related Originator shall have executed and delivered to the Issuer Trustee an indemnity relating to any misrepresentations contained therein in form and substance satisfactory to the Trust;

(f)	any other items specified in the Related Supplement shall have been executed by and delivered to the appropriate Persons;

(g)	the Indenture Trustee shall have received an opinion of counsel to the Trust, in form and substance acceptable to the Indenture Trustee, acting reasonably, stating that all requirements imposed by the terms of this Indenture for the creation of such Notes have been fulfilled in accordance with the terms of this Indenture;

(h)	the Related Supplement shall set out, at a minimum, the Principal Terms; and

(i)	the issuance of such Notes does not constitute or result in the occurrence of a Related Event of Default in respect of any Notes then outstanding.
2.4 Execution, Certification and Delivery.
(1)	The form of Notes of any particular Series and the certificate of the Indenture Trustee to be endorsed thereon shall be substantially in the forms set out in the Related Supplement, with such appropriate insertions, omissions, substitutions and variations as may be approved by or permitted under the terms hereof or of the Related Supplement or as the Trust and the Indenture Trustee may approve.

(2)	The Trust may at any time and from time to time deliver Notes executed by it to the Indenture Trustee for certification.

(3)	Subject to Section 2.13, the Indenture Trustee shall certify Notes from time to time and make such Notes available for pick-up without receiving any consideration therefor upon receipt by and deposit with the Indenture Trustee of a Written Order for the certification and delivery of the Notes specifying for each such Note the name and address of the payee and the date, principal amount and interest rate, if applicable, of the Note.

(4)	No Noteholder shall be entitled to any benefit under this Indenture and no Note shall be issued or, if issued, shall be valid or obligatory for any purpose unless there appears on the Note a certificate executed by the Indenture Trustee, by the manual signature of its authorized officers, representatives or employees, and such certificate upon any Note shall be conclusive evidence that the Note has been duly certified and delivered hereunder. Any signature on behalf of the Trust or any guarantor of the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of an individual who was at the time of execution a proper authorized signatory of the Issuer Trustee in respect of the Trust, any guarantor or the Indenture Trustee shall be valid and binding notwithstanding that any such individual shall have ceased to hold such office prior to the certification and delivery of such Notes or shall not have held such office at the date of issue of such Notes. Any certification of Notes issued hereunder shall not be construed as a representation or warranty as to the validity of this Indenture, the Related Supplement or the Notes (except as to the due certification thereof) and the Indenture Trustee shall in no respect be liable or answerable for the use made of the Notes or of the proceeds thereof. The certification of the Indenture Trustee signed on any Notes shall however be a representation and warranty by the Indenture Trustee that such Notes have been duly certified and delivered by or on behalf of the Indenture Trustee pursuant to the provisions of this Indenture and the Related Supplement.

(5)	The certification and delivery of any Note by the Indenture Trustee shall constitute the issuance of such Note pursuant to the terms of this Indenture and the Related Supplement as of the date of such delivery.
2.5 Temporary Notes.
(1)	Pending the preparation of Definitive Notes, the Trust may execute, and upon Written Order the Indenture Trustee shall certify and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially in the form of the Definitive Notes in lieu of which they are issued and with such variations as the Trust and the Indenture Trustee may determine, as evidenced by the Indenture Trustee’s certification of such Notes.

(2)	If temporary Notes are certified and delivered, the Trust shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee to be maintained as provided in Section 2.6, without charge to the holder. Upon surrender for cancellation of any one or more temporary Notes, the Trust shall execute and the Indenture Trustee shall certify and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

(3)	The provisions of this Section 2.5 do not apply with respect to Book-Entry Notes.
2.6 Registration, Transfer and Exchange.
(1)	The Indenture Trustee shall at all times while Notes are outstanding cause to be kept by and at its corporate trust office in the City of Toronto, or such other location as it may designate from time to time, Note Registers in which will be entered the name of each Noteholder or Clearing Agency or its nominees, as the case may be, and particulars of each of the Notes (including Notes issued under the Book-Entry System). The Indenture Trustee shall also at all times while any Notes are outstanding cause to be provided by and at its corporate trust office in the City of Toronto or such other location as it may designate from time to time facilities for the exchange and transfer of Notes. The Indenture Trustee may from time to time provide additional facilities at its other offices or, with the approval of the Trust, at the offices of third parties for such registration, exchange and transfer. No transfer of a Note in registered form nor any transmission thereof by death will be valid unless made at one of such offices by the Noteholder or by his or her executors, administrators or other legal representatives, or his or her or their attorney duly appointed by an instrument in writing, in form and as to execution satisfactory to the Indenture Trustee and upon compliance with such reasonable requirements as the Indenture Trustee may prescribe and upon surrender of the Note to the Indenture Trustee for cancellation, whereupon a new Note in an aggregate principal amount, currency and interest rate, if any, and with the same maturity date, will be issued to the transferee in exchange therefor. The Note Registers will, at all reasonable times on Business Days, be open for inspection by the Trust, the Financial Services Agent, the Financial Services Sub-Agent and any Noteholder.

(2)	Notes in any authorized denomination may be exchanged for an equal aggregate principal amount of Notes of the same Series and Class and having the same Principal Terms in any other authorized denomination or denominations. In every case of exchange of Notes of any denomination for other Notes and of any transfer and registration of Notes, the Indenture Trustee may make a sufficient charge to reimburse it for any stamp taxes or governmental charge for its services and a reasonable sum per Note issued upon such exchange or transfer. Payment of such taxes and charges will be made by the party requesting the exchange or transfer as a condition precedent thereto.
(3)	In every case of exchange or transfer of a Note, the surrendered Note shall be cancelled.

(4)	Except to the extent provided in the Related Supplement, the Indenture Trustee shall not be required to make transfers or exchanges of any Notes for the period beginning on the close of business on the day which is 15 days prior to a Related Distribution Date (or the next succeeding Business Day if such day is not a Business Day) through to and including such Related Distribution Date.
2.7 Persons Entitled to Payment.
(1)	The registered holder of any Note registered to a named payee or the transferee thereof, if such Note has been transferred in accordance with the provisions of Section 2.6, shall upon presentation of such Note be entitled to the principal money and interest, if any, when due and payable, evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Trust and the original or any intermediate holder thereof, and all Persons may act accordingly.

(2)	Delivery of a Note to the Indenture Trustee by the holder of such Note shall, upon payment in full of all amounts outstanding on such Note, be a good discharge to the Trust of all obligations evidenced by such Note. The Indenture Trustee shall not be bound to enquire into the title of any such holder, save as ordered by a court of competent jurisdiction or as required by statute, nor shall it be bound to see to the execution of any trust affecting the ownership of any Note or be affected by notice of any equity that may be subsisting in respect thereof.

(3)	In the case of the death of one or more joint registered owners, the principal money of and interest, if any, on a Note may be paid to the survivor or survivors of such registered holders whose receipt thereof, accompanied by the delivery of such Note, shall constitute a valid discharge to the Trust and the Indenture Trustee.

(4)	Any payment of principal or interest on any Note which is due on a day other than a Business Day shall be payable on the next succeeding Business Day without adjustment for interest thereon and such payment shall be deemed to have been made with the same force and effect as if made on the due date.
2.8 Mutilated, Destroyed, Lost or Stolen Notes.
          If any of the Notes outstanding hereunder shall become mutilated or be lost, destroyed or stolen, the applicable Noteholder shall deliver to the Indenture Trustee a sworn affidavit of loss. Upon receipt of such affidavit, the Indenture Trustee shall certify and deliver a new Note of the same Series and Class and having the same Principal Terms and an equivalent principal amount as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon surrender and cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note and the substituted Note shall be entitled to the security hereof and rank equally in accordance with its terms with all other Notes of the same Series and Class issued hereunder. The applicant for a new Note shall bear the cost of the issue thereof, and in case of loss, destruction or theft, as a condition precedent to the issue thereof shall furnish such an affidavit of loss in form satisfactory to the Trust and the Indenture Trustee, and an indemnity in amount and form satisfactory to the Trust and the Indenture Trustee, in each case, as they may require, and shall pay the reasonable charges of the Trust and the Indenture Trustee in connection therewith.
2.9 Cancellation and Destruction of Notes.
          All Notes surrendered or delivered to the Indenture Trustee for cancellation under this Indenture shall be cancelled by it as soon as practicable. If required by the Trust, the Indenture Trustee shall furnish to it a cancellation certificate setting forth the numbers and denominations of the Notes so cancelled. All Notes which have been surrendered or delivered to and cancelled by the Indenture Trustee will be destroyed by the Indenture Trustee, subject to its relevant record retention policies, and the Indenture Trustee will, upon request by the Trust, furnish to the Trust a destruction certificate on request setting forth the numbers and denominations of the Notes so destroyed.
2.10 Protection of Notes.
(1)	The Indenture Trustee shall hold in safekeeping the Notes which have not been issued (but which have been delivered to the Indenture Trustee by or on behalf of the Issuer Trustee) pending receipt of a Written Order. The Indenture Trustee shall acknowledge receipt of the Notes so delivered by signing and returning to the Trust an acknowledgement of receipt of the Notes, such acknowledgement to be in a form satisfactory to the Trust.

(2)	The Indenture Trustee’s responsibility for any Notes held in its custody hereunder shall be limited to using the same diligence in physically safeguarding such Notes as it does for its own securities. The Indenture Trustee shall account for the unissued Notes held in its custody whenever so required by the Trust. If at any time the Indenture Trustee shall discover that any of such Notes have been lost, damaged, destroyed, stolen or misappropriated, it shall promptly advise the Trust thereof and identify, to the extent practicable, such Notes.
2.11 Access to List of Noteholders’ Names and Addresses.
          The Indenture Trustee will furnish or cause to be furnished to the Trust or the Related Paying Agent, within five Business Days after receipt by the Indenture Trustee of a request therefor, a list in such form as the Trust or the Related Paying Agent may reasonably require, of the names and addresses of the current Noteholders of any particular Series or Classes. If any one or more Noteholders of any Class, as the case may be, holding not less than

20% of the aggregate unpaid principal amount of the Notes of such Class or of all outstanding Classes, as applicable (the “Applicants”), applies to the Indenture Trustee, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having received sufficient funds and/or having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause to afford to such Applicants access during normal business hours to the most recent list of Noteholders of such Class or all outstanding Classes, as applicable, held by the Indenture Trustee within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request.
          Every Noteholder, by receiving and holding a Note, agrees with the Indenture Trustee that none of the Trust, the Indenture Trustee, the Financial Services Agent, the Financial Services Sub-Agent, any Related Paying Agent, or any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.
2.12 Certifying Agent.
(1)	The Indenture Trustee may appoint one or more certifying agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in certifying the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the certification of Notes by the Indenture Trustee or the Indenture Trustee’s certification, such reference shall be deemed to include certification on behalf of the Indenture Trustee by a certifying agent and certification executed on behalf of the Indenture Trustee by a certifying agent. Each certifying agent must be acceptable to the Trust.

(2)	Any institution succeeding to the corporate agency business of a certifying agent shall continue to be a certifying agent without any further act on the part of the Indenture Trustee or such certifying agent. A certifying agent may at any time resign by giving 30 days’ notice to the Trust and the Indenture Trustee. The Indenture Trustee may at any time terminate the agency of a certifying agent by giving notice of termination to such certifying agent and the Trust. Upon receiving such a notice of resignation or upon such a termination, or in case at any time a certifying agent shall cease to be acceptable to the Trust or the Indenture Trustee, the Indenture Trustee promptly may appoint a successor certifying agent. Any successor certifying agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as a certifying agent. No successor certifying agent shall be appointed unless acceptable to the Trust and the Indenture Trustee. The Trust agrees to pay to each certifying agent from time to time reasonable compensation for its services under this Section 2.12. The provisions of Article 12 shall be applicable, mutatis mutandis, to any certifying agent.
(3)	Pursuant to an appointment made under this Section 2.12, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s certification, an alternate certification in substantially the following form:

This is one of the Notes described in the Indenture.

as Certifying Agent for the Indenture Trustee,

By
Authorized Officer

2.13 Book-Entry Notes.
(1)	Except as provided in the Related Supplement for any Notes of a particular Series and subject to Section 2.13(5), Notes of a particular Class of a Series, upon original issuance, shall be issued under the Book-Entry System, in the form of a global Note certificate representing the Book-Entry Notes, to be delivered to the Clearing Agency by or on behalf of the Trust in respect of such Class of Notes of such Series. The Notes shall initially be registered on the Note Registers in the name of the Clearing Agency or its nominee and no Book-Entry Noteholder will receive Definitive Notes representing such Noteholder’s interest in the Notes, except as provided in Section 2.13(5) or the Related Supplement. Unless and until Definitive Notes have been issued to the applicable Noteholders pursuant to Section 2.13(5) or as otherwise specified in the Related Supplement for any Notes:
(a)	the provisions of this Section 2.13 shall be in full force and effect;

(b)	the Issuer Trustee, the Indenture Trustee, the Trust, the Financial Services Sub-Agent and the Financial Services Agent may deal with the Clearing Agency for all purposes (including the making of payments and the delivery of any notice, report or other communication) as the registered holder of the Notes and as the authorized representative of the respective Book-Entry Noteholders;

(c)	to the extent that the provisions of this Section 2.13 conflict with any other provisions of this Indenture, the provisions of this Section 2.13 shall prevail;

(d)	the rights of the respective Book-Entry Noteholders shall be exercised only through the Clearing Agency (directly or by proxy in favour of the respective Participants) and shall be limited to those established herein and by law;

(e)	all transfers and exchanges of Book-Entry Notes must be made through the Book-Entry System and any person transferring a Book-Entry Note in such manner shall be deemed to have transferred to the transferee all of such Person’s rights and obligations in respect thereof; all transferees of Book-Entry Notes shall be deemed to have received and accepted such transfer and be deemed to have agreed to be bound by the provisions of this Indenture; and

(f)	for purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, holders of Notes evidencing a specified percentage of the aggregate unpaid principal amount of Notes then outstanding, the Indenture Trustee is entitled to act and rely upon the instructions of the Clearing Agency that it has received instructions, directly or indirectly through their respective Participants, to such effect from Book-Entry Noteholders owning or representing, respectively, the requisite percentage of Notes.
(2)	Subject to Section 2.13(1), each of the parties hereto acknowledges and agrees that the Book-Entry Noteholders through their respective Participants are collectively entitled, under the terms hereof, to all of the rights accorded to registered holders of Notes and are bound by all of the obligations of such Noteholders.

(3)	When a Book-Entry Note has been deposited with the Clearing Agency, the rights of the Book-Entry Noteholders represented by a Book-Entry Note, with respect to the interest acquired, the time at which it is acquired, the method of transfer and the ability and procedure to enforce payment shall be as determined by the rules of the Clearing Agency.

(4)	Payments of interest on Book-Entry Notes and payments of amounts due upon maturity of Book-Entry Notes will be made in accordance with the rules of the Clearing Agency.

(5)	If Book-Entry Notes have been issued and (i) the Trust advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as the Clearing Agency with respect to such Notes and the Clearing Agency is unable to locate a qualified successor; or (ii) after the occurrence and during the continuance of a Related Event of Default, Book-Entry Noteholders representing, in aggregate, not less than 50% of the aggregate unpaid principal amount then outstanding of the Notes of the affected Series advise the Indenture Trustee through the Clearing Agency and the Participants in writing, that the continuation of the Book-Entry System with respect to such Notes is no longer in the best interests of the Book-Entry Noteholders with respect to such Notes, then the Indenture Trustee shall notify the relevant Book-Entry Noteholders of such Notes, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Book-Entry Noteholders requesting the same. Upon surrender by the Clearing Agency of the single global certificate or certificates representing the Notes and accompanied by registration instructions from the Clearing Agency for re-registration, the Indenture Trustee shall certify and deliver such Definitive Notes. None of the Issuer Trustee, the Trust or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively act and rely on, and shall be protected in acting and relying on, such instructions. Upon the issuance of such Definitive Notes, the Issuer Trustee, the Indenture Trustee, the Trust, the Financial Services Sub-Agent and the Financial Services Agent shall recognize the registered holders of such Definitive Notes as Noteholders hereunder.

(6)	If Definitive Notes have been issued and thereafter the Trust advises the Indenture Trustee of the availability of the Book-Entry System in regard to such Notes, the Indenture Trustee and the Trust may agree to allow for the re-registration of such Definitive Notes under the Book-Entry System and the Indenture Trustee shall forthwith deliver notice thereof to each registered holder of such Notes. Upon surrender by any such Noteholder of its Definitive Note accompanied by instructions for re-registration of the Note under the Book-Entry System, such Note shall thereafter be re-issued under the Book-Entry System and be subject to Sections 2.13(1), (2), (3), (4), (5) and (7), mutatis mutandis.

(7)	Whenever any notice or other communication is required to be given to the Noteholders of any Series, unless and until Definitive Notes shall have been issued to the applicable Noteholders, the Trust or the Indenture Trustee, as the case may be, shall give all such notices and communications to the applicable Clearing Agency.

(8)	The Trust and the Indenture Trustee may provide in a Related Supplement for the issuance by the Trust of Book-Entry Notes in electronic uncertificated form in accordance with the rules of the applicable Clearing Agency, which Notes shall for all purposes under this Indenture be Book-Entry Notes, except as otherwise provided in this Section 2.13(8). In such case, the Related Supplement shall provide for the procedures to be followed by the Trust and the Indenture Trustee in connection with the issuance, authentication, registration, exchange, transfer of, and making payments on, such Book-Entry Notes and the terms of the Related Supplement relating to the procedures to be followed in connection with the issuance, authentication, registration, exchange, transfer of, and making payments, on such Book-Entry Notes shall, to the extent inconsistent with the terms of this Indenture, govern such Book-Entry Notes.

2.14 Payment of Notes.
(1)	The entire principal amount of each Note, except as otherwise specified in the Related Supplement, shall be due and payable on the maturity thereof unless such Note becomes due and payable at an earlier date by acceleration, call, redemption or otherwise.

(2)	The Notes shall accrue interest as specified in the Related Supplement.

(3)	Subject to Sections 2.14(6) and 2.15, any amount payable on any Note shall be paid to the Noteholder as of the Record Date, if any, for the Related Distribution Date by cheque mailed at least one Business Day prior to the Related Distribution Date to such Noteholder’s address as it appears in the Note Register at the close of business on such Record Date. The forwarding of such cheque shall satisfy and discharge the liability for the payment due on such Note to the extent of the sum represented thereby, unless such cheque is not paid on presentation. In the event of non-receipt of such cheque by such Noteholder or the loss or destruction thereof, the Trust and/or the Indenture Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and an indemnity satisfactory to the Trust and the Indenture Trustee in their discretion, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if a Book-Entry Note is deposited with the Clearing Agency, then, unless and until the rules of the Clearing Agency are amended to permit the discharge from liability of the Trust upon the deposit or making available of funds, the deposit or making available of such amount to the Related Payment Account or mailing of cheques shall neither satisfy nor discharge the liability of the Trust for the Note represented by such Book-Entry Note to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any taxes deducted as aforesaid). Until the rules of the Clearing Agency are amended as aforesaid, the liability of the Trust for a Book-Entry Note will be discharged upon payment by the Trust in accordance with the provisions of Section 2.13(4). Notwithstanding the foregoing or any provision in any Note to the contrary, the Trust will pay, if so requested in writing by a Noteholder or if required by the rules, by-laws, procedures or guidelines of the Canadian Payments Association or similar body, all amounts payable to such Noteholder, by wire transfer of immediately available funds on the Related Distribution Date to such account or accounts as specified by the Noteholder.

(4)	The Trust shall deposit to the Related Payment Account not later than each Related Distribution Date such sums as may be sufficient to pay all amounts then due to the Noteholders of the Related Series on such Related Distribution Date. To the extent that the amounts on deposit in the Related Payment Account on any Related Distribution Date (including proceeds of Notes issued) are insufficient to pay all amounts then due on the Related Series on such Related Distribution Date, the amount so deposited shall be paid to the Noteholders of such Related Series in accordance with the Related Supplement.

(5)	The final payment on any Note shall, if such Note is a Definitive Note be made only upon presentation and surrender of such Note on or after the Related Distribution Date at one or more chartered banks in the City of Toronto identified by the Trust or any branch of the Indenture Trustee designated for such purpose from time to time by the Trust and the Indenture Trustee, or if such Note has been called for redemption or repayment, at any other place as may be specified in the notice of redemption or repayment. If such Note is a Book-Entry Note on deposit with a Clearing Agency, such final payment shall be deposited with such Clearing Agency and paid to the beneficial owners thereof in accordance with the Clearing Agency’s practices and procedures and the Clearing Agency shall deliver such Note to the Indenture Trustee for cancellation.

(6)	Notwithstanding any of the foregoing provisions, if a Related Event of Default has occurred, then payments shall be made in accordance with the Related Supplement.
2.15 Payment Agreement for Notes.
          Notwithstanding anything contained in this Indenture, the Trust may enter into an agreement with the holder of any Note or with the Person for whom such holder is acting as nominee providing for the payment to such holder of the principal of and premium, if any, and interest on any such Note at a place and in a manner other than the place or manner specified herein and in such Note. Any payment of principal of and premium, if any, and interest on any Note at such other place or in such other manner pursuant to such agreement shall, notwithstanding any other provision of this Indenture, be valid and binding on the Trust, the Indenture Trustee and such Noteholder.
2.16 Interest Act.
          For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Indenture that is calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis. The parties further agree that for the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Indenture or the Notes, and (ii) the rates of interest stipulated in this Indenture or the Notes are intended to be nominal rates and not effective rates or yields.
2.17 Repayment of Unclaimed Money.
          Subject to applicable law, any money deposited to the Related Note Payment Accounts pursuant to Sections 2.14 or 2.15 and not claimed by and paid to Noteholders as provided in such sections within six years after the date on which payment first becomes due and payable, shall be repaid to the Trust, with interest, if any, on demand, and thereupon the Trust shall be released from all further liability with respect to such money, and thereafter the holders of the Notes in respect of which such moneys were so repaid to the Trust shall have no rights in respect thereof and the Trust shall be discharged from its obligations in respect thereof.
2.18 Maintenance of Records.
          The Indenture Trustee shall open and maintain appropriate records with respect to each outstanding Note. The Indenture Trustee shall record by appropriate entries therein each payment made on account of interest and principal owing with respect to each such Note. For the purposes thereof, the Trust shall to the extent applicable provide to the Indenture Trustee satisfactory evidence of each payment as soon as practicable after making such payment. Such records of payment shall be conclusive evidence of the unpaid principal balance and interest owing in the absence of demonstrable error. The failure to record, or any error in recording, any such payment shall not, however, limit or otherwise affect the obligations of the Trust as to the principal amount or accrued interest owing with respect to any such Note.
2.19 Acknowledgements.
(1)	The Indenture Trustee acknowledges that the Trust has entered into the Financial Services Agreement which provides, among other things, for the provision of certain services and the performance by the Financial Services Agent of certain obligations of the Trust under this Indenture connected with the issuance of the Notes. Accordingly, any obligation of the Trust hereunder performed by the Financial Services Agent on behalf of the Trust will be deemed to have been performed by the Trust and any payments referred to hereunder received or received and applied against the Notes by the Financial Services Agent on behalf of the Trust will be deemed to have been received or received and applied by the Trust. The Indenture Trustee may act and rely on any instrument or report referred to hereunder prepared by the Financial Services Agent on behalf of the Trust as if the instrument or report had been prepared by the Trust.

(2)	The Indenture Trustee acknowledges that the Financial Services Agent and the Trust have entered into the Financial Services Sub-Agency Agreement which provides, among other things, for the provision of certain services and the performance by the Financial Services Sub-Agent of certain obligations of the Trust under this Indenture connected with the issuance of the Notes. Accordingly, any obligation of the Trust hereunder performed by the Financial Services Sub-Agent on behalf of the Financial Services Agent, as agent of the Trust, will be deemed to have been performed by the Trust and any payments referred to hereunder received or received and applied against the Notes by the Financial Services Sub-Agent on behalf of the Financial Services Agent, as agent of the Trust, will be deemed to have been received or received and applied by the Trust. The Indenture Trustee may act and rely on any instrument or report referred to hereunder prepared by the Financial Services Sub-Agent on behalf of the

Financial Services Agent, as agent of the Trust, as if the instrument or report had been prepared by the Trust.

(3)	The Indenture Trustee also acknowledges that the Trust may designate one or more Servicers to provide, among other things, certain services and perform certain obligations of the Trust pursuant to the terms of a Securitization Agreement.
ARTICLE 3
SUBORDINATION
3.1 Subordination.
          Payments to be made on a particular Class of Notes of a Series may be made subordinate and rank junior to payments to be made on one or more other Classes of Notes of such Series.
3.2 Rights of Noteholders Preserved.
          In respect of a particular Class of Notes of a Series, nothing in this Article 3 is intended to or shall impair the obligation of the Trust, subject to the rights of the Noteholders of a different Class of Notes of such Series to receive payments in priority, to pay such Notes as and when the same shall become due and payable in accordance herewith, or affect the relative rights of the holders of such Notes and creditors of the Trust other than the holders of the Class of Notes of such Series entitled to priority in payment, nor shall anything in this Article 3 prevent the Indenture Trustee or the holder of any Notes from exercising all remedies otherwise permitted by this Indenture, subject to the rights (if any) under this Indenture of the holders of the Class of Notes of such Series entitled to priority in payment and the Indenture Trustee on their behalf in respect of any payment or distribution of cash, property or securities of the Trust received upon the exercise of any such remedy.
3.3 Renewal or Extension of Senior Notes.
(1)	Except as provided in the Related Supplement, the holders of Senior Notes of any Series may at any time in their discretion renew or extend the time of payment of the Senior Notes or exercise any other of their rights in respect thereof, including, without limitation, the waiver of a Related Event of Default thereunder, all without notice to or assent from the holders of the Subordinated Notes or the Indenture Trustee.

(2)	No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of any Senior Notes or of any of the terms, covenants or conditions of an indenture or other document under which any Senior Notes shall have been issued, shall in any way alter or affect any of the provisions of this Article 3.

ARTICLE 4
SECURITY
4.1 Security for the Obligations Secured.
(1)	Subject to Section 4.1(2), as security for the due payment and performance of all Obligations Secured including, without limitation, all principal of and interest, if any, on the Notes from time to time issued and certified under this Indenture, and the performance by the Trust of all of the obligations of the Trust contained herein or in any Related Supplement in relation thereto, the Trust hereby:
(a)	mortgages, charges, pledges, grants, transfers, assigns, hypothecates and sets over unto the Indenture Trustee for the benefit of the Specified Creditors as and by way of a fixed and specific mortgage, assignment, pledge, hypothec and charge and grants to the Indenture Trustee for the benefit of the Specified Creditors a security interest in (i) all right, title and interest of the Trust in and to all Asset Interests now owned or hereafter acquired by the Trust and all Programme Agreements to which the Trust is now or hereafter may become party; (ii) all debts, accounts, claims, moneys and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Trust, and also all securities, bills, notes, evidences of deposits of money, and other documents now held or owned or which may be hereafter taken, held or owned by the Trust, or anyone on behalf of the Trust, and all renewals thereof, accretions thereto, substitutions therefor and all interest, income and revenue arising therefrom or by virtue thereof, including, without limitation, all debts, collections, demands and choses in action now or hereafter owing to the Trust pursuant to any Programme Agreement, and all amounts now or hereafter in all Series Accounts and Related Collateral Accounts and interest on amounts held in such accounts, all Permitted Investments thereof and the proceeds of such Permitted Investments; and (iii) all proceeds in respect of the property described in (i) and (ii) now owned or hereafter acquired by the Trust; and

(b)	mortgages, charges, pledges, grants, transfers, assigns, hypothecates and sets over unto the Indenture Trustee for the benefit of the Specified Creditors, a floating charge over and grants to the Indenture Trustee for the benefit of the Specified Creditors a security interest in all of the property, assets and undertaking now owned or hereafter acquired by the Trust (other than such property, assets and undertaking which are at all times validly subjected to the fixed and specific mortgage, assignment, pledge, hypothec and charge hereby created).
(2)	Notwithstanding Section 4.1(1), (i) the Related Collateral shall be held as security for the due payment of the Related Obligations Secured alone; (ii) the Related Obligations Secured shall be secured solely by the Related Collateral and recourse in respect of such Related Obligations Secured shall be limited to the Related Collateral and to amounts derived therefrom expressly allocated to fund payments to the applicable Related Specified Creditors under Related Securitization Agreements, this Indenture and the Related Supplement, including Section 9.5 and any similar provision in the Related Supplement dealing with allocation of available funds; and (iii) the Related Specified Creditors shall not have the right to enforce a claim against the Trust or initiate or participate in the insolvency of the Trust as unsecured creditors other than, and only to the extent that, such claim or initiation or participation is necessary to permit recourse to the Related Collateral.

(3)	For greater certainty, and without limiting Section 4.1(2), the Credit Enhancement, Reserve(s) and Series Accounts in respect of a particular Series shall not constitute part of the Related Collateral for any other Series and the Related Specified Creditors in respect of such other Series shall not have any recourse to or claim against any such Credit Enhancement, Reserve(s) and Series Accounts.
4.2 Habendum.
          To have and to hold the Collateral and all rights hereby conferred unto the Indenture Trustee, its successors and assigns forever but in trust nevertheless for the benefit of the Specified Creditors and for the uses and purposes and subject to the terms and conditions set forth in this Indenture.
4.3 Reservation of Last Day of Leasehold Terms.
          It is hereby declared that the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Trust or forming part of the Asset Interests, and whether falling within the general or particular description of the Collateral hereunder, is hereby and shall be excepted out of the charge of security created hereunder or by any other instrument created, and does not and shall not form any part of the Collateral, but the Trust shall stand possessed of the reversion remaining in the Trust of any leasehold premises, for the time being demised, as aforesaid, upon trust to assign and dispose thereof as the purchaser of such leasehold premises shall direct.
4.4 Security Valid Irrespective of Advance of Moneys.
          The Trust acknowledges that value has been given and that the security granted pursuant to Section 4.1 shall attach and be effective on the date of execution of this Indenture and when the Trust acquires rights in the Collateral, whether or not the moneys and the Notes or any other evidence of Obligations Secured or any part thereof hereby secured or intended to be hereby secured shall be advanced or issued before or after or upon the date of the execution of this Indenture.

4.5 Satisfaction and Discharge.
(1)	The Indenture Trustee will from time to time, upon the receipt of a Written Order and at the expense of the Trust, cancel and discharge any of the security constituted by, or pursuant to, this Indenture and execute and deliver to the Trust such assignments or other instruments as are required to discharge any of the security constituted hereby and reconvey to the Trust any property subject to any of the security constituted hereby, free and clear of such security, and to effect the cancellation or partial discharge of any registration or recording of the security interest or other encumbrance created hereby, and to release the Trust from this Indenture and the obligations hereof and the covenants herein contained (other than the provisions relating to the indemnification of the Indenture Trustee) at such time as the Trust has paid and satisfied all Obligations Secured to which such security relates at the times and in the manner therein and herein provided.

(2)	If, (i) pursuant to the terms of a Credit Enhancement Agreement or Securitization Agreement, any Asset Interest is to be conveyed to the Related Credit Enhancer, the Related Originator or to any other Person; or (ii) with respect to the Notes of any particular Series, any payment is made from the Related Collateral Accounts or the Series Accounts in accordance with the terms of this Indenture, the Related Supplement or the Related Securitization Agreement, such conveyance or payment shall be effective immediately, free and clear of the security constituted hereby and any other provision hereof, without the necessity of any Written Order, whether such conveyance or payment shall occur before or after any Related Event of Default, and the Indenture Trustee shall be deemed to have taken all action contemplated by Section 4.5(1) to effect such conveyance.
4.6 Other Security Documents.
          The Trust acknowledges that, in order to give full force and effect to Section 4.1, it may be necessary or advisable from time to time to execute other forms of security documents for particular jurisdictions, and the Trust agrees to forthwith execute any such other security document to similar effect as Section 4.1 as the Indenture Trustee, relying on the advice of Counsel, may reasonably request from time to time. All rights acquired by the Indenture Trustee under any such other security documents shall be held by the Indenture Trustee for the benefit of the Specified Creditors and shall be subject to the terms of this Indenture and for the same purposes as it holds the security granted to it pursuant to Section 4.1.
ARTICLE 5
POSSESSION AND USE OF COLLATERAL
5.1 General.
(1)	Subject to the express terms of this Indenture and the Related Supplement, until, in respect of the Notes of any Series, the Related Obligations Secured have become due and payable pursuant to Section 8.2, the Trust will be permitted to possess and use the Related Collateral in connection with the activities of the Trust, including, without limitation, the right to exercise all of its rights and perform all of its obligations under each Related Programme Agreement and enter into Related Hedging Transactions without consultation with or the consent of the Indenture Trustee.

(2)	Each Note is issued on the express understanding and acknowledgement that the rights under such Note are subject in all respects to the priority and sharing arrangements set forth herein and in the Related Supplements, and to the provisions set forth herein and therein regarding allocation of payments. The benefit of this Indenture shall be allocated and shared among the Trust and the Noteholders in accordance with the terms hereof and any Related Supplement.

(3)	The Indenture Trustee shall be entitled to amounts received by the Indenture Trustee pursuant to this Indenture or any enforcement thereof, for its own account, to the extent of any amounts owing to the Indenture Trustee pursuant hereto or in connection herewith, for which the Indenture Trustee is expressly provided the benefit of the security hereby constituted, and any amounts so paid to the Indenture Trustee shall reduce the amounts otherwise available under this Indenture to each other Noteholder on a pro rata basis, based on their relative entitlement to such amounts.
5.2 Collection Accounts.
(1)	With respect to the Notes of any particular Series, the Trust shall deposit all cash proceeds received by it in connection with the Related Collateral, including, without limitation, any Related Collections, all Permitted Investments thereof and all proceeds of such Permitted Investments, to the Related Collection Accounts. Until the Related Obligations Secured have become due and payable pursuant to Section 8.2, the Trust shall have access to such Related Collection Accounts and may use the funds in such accounts for any purpose not in violation of this Indenture or the Related Programme Agreements, including, without limitation, payment of the Related Trust Expenses.

(2)	All amounts payable by the Trust hereunder shall, prior to the occurrence of a Related Event of Default, be paid: (i) out of the Related Collection Accounts of the appropriate Series to the extent attributable to the Notes of a particular Series, or the Related Collateral, the Related Obligations Secured or the Related Programme Agreements; and (ii) out of all Related Collection Accounts, to the extent not attributable to the Notes of a particular Series, in an amount per Series equal to the Related Proportionate Share thereof.

(3)	All such amounts deposited in the Related Collection Accounts shall be allocated only to the Related Specified Creditors of the appropriate Series, except as otherwise expressly provided herein or in the Related Supplement.

5.3 Location of Accounts.
          On or before any Related Series Issuance Date, the Trust will establish or cause to be established and thereafter maintain or cause to be maintained the Series Accounts and any other account required by the Related Supplement. Each of the Series Accounts and any other account (if required to be established) shall be maintained at an Eligible Institution.
ARTICLE 6
COVENANTS OF THE TRUST
6.1 Positive Covenants.
          The Trust hereby covenants and agrees with the Indenture Trustee that, so long as any Obligations Secured remain outstanding and except as otherwise permitted by the prior written consent of the Indenture Trustee and satisfaction of the Rating Agency Condition in respect of the Related Rating Agencies, or as contemplated herein or in the Programme Agreements, it shall:
(a)	Pay Obligations. Duly and punctually pay or cause to be paid to every Noteholder the principal of and interest and premium, if any, on the Notes held by such Noteholder on the date, at the places and in the manner provided for in this Indenture, each Related Supplement and the Notes and duly and punctually pay all other Obligations Secured to the Specified Creditors in the manner provided for in the Programme Agreements;

(b)	Maintain Collateral. Subject to the express terms of this Indenture, diligently maintain and protect the Collateral;

(c)	Maintain Existence. Do or cause to be done all things necessary to keep in full force and effect the existence of the Trust as a trust validly existing under the laws of the Province of Ontario and all properties, rights, franchises, licences and qualifications required to carry on its business in each jurisdiction in which it owns property or carries on business from time to time;

(d)	Compliance with Laws, etc. Comply with all applicable governmental restrictions and regulations and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which it carries on business required in respect of the operations of the Trust;

(e)	Pay Taxes. Pay or cause to be paid all taxes, government fees and dues levied, assessed or imposed upon the Trust and its property or any part thereof, as and when the same become due and payable; provided that the Trust may protest the payment of any such taxes, fees or dues if it is acting in good faith and if (i) it either provides the Indenture Trustee with cash in an amount sufficient to satisfy the same or otherwise satisfies the Indenture Trustee that its interests are not prejudiced thereby; and (ii) if DBRS Limited is then a Rating Agency, it provides notice to DBRS Limited thereof;

(f)	Further Assurances. From time to time execute and deliver all financing statements, instruments of further assurance and other instruments and take such other or further action as the Indenture Trustee, relying on the advice of Counsel, may consider necessary or advisable in connection with the security granted hereby;

(g)	Pay Indenture Trustee. Pay the Indenture Trustee in accordance with the terms of this Indenture reasonable remuneration as agreed from time to time for its services as Indenture Trustee hereunder and pay to the Indenture Trustee on demand all reasonable expenses, disbursements and advances properly incurred by the Indenture Trustee in connection with the trusts hereof (including, without limitation, legal fees and expenses and the reasonable compensation and disbursements of all other advisors, agents and experts not regularly in its employ);

(h)	Appoint Successors. Upon the written request of the Indenture Trustee, use its best efforts, following any (i) termination or resignation of a Servicer, Back-Up Servicer, Custodian, the Financial Services Sub-Agent, as standby financial services agent, or the Financial Services Agent; or (ii) termination, non-renewal or expiration of a Credit Enhancement Agreement (other than a termination, non-renewal or expiration which occurs because the Related Asset Interests have been collected or assigned to the Related Credit Enhancer and neither party thereto has any further obligation thereunder), to appoint and enter into an agreement with a successor to such Servicer, Back-Up Servicer, Custodian, the Financial Services Sub-Agent, as standby financial services agent, or Financial Services Agent, or replace or renew such Credit Enhancement Agreement, in form and substance the same as the applicable provisions in the Programme Agreement so replaced or renewed (subject, in each case, to such amendments as may be consented to by the Indenture Trustee) and, in each such case, the Trust will notify the Indenture Trustee and each of the Related Rating Agencies of each such occurrence and new agreement and will deliver a copy of any such agreement to the Indenture Trustee for its approval and satisfy the Rating Agency Condition before executing the same, and will execute and deliver all supplemental indentures and amendments hereto and all instruments of further assurance and other instruments and will take such other and further action as the Indenture Trustee, relying on the advice of Counsel, may consider necessary or advisable to assign and render subject to this Indenture any such agreement;

(i)	Deliver Information. Deliver or cause to be delivered to the Indenture Trustee and the Related Rating Agencies, (i) such financial statements, reports and other information relating to the conduct of the business and affairs of the Trust as the Indenture Trustee may reasonably require including, without limitation, information pertaining to any actual or anticipated Related Event of Default or other event which could reasonably be anticipated to have a material adverse effect on the affairs of the Trust and copies of all Programme Agreements (including any amendments thereto) in effect from time to time; and (ii) in respect of the Notes of any Series, the information specified in the Related Supplement;

(j)	Security Interest. The Trust shall defend the Security Interest of the Indenture Trustee in and to the Collateral, whether now existing or hereafter acquired, against all claims of third parties claiming through or under the Trust or an Originator, other than under Permitted Liens described in clause (i) or (iii) of the definition thereof. The Trust will notify the Indenture Trustee promptly upon becoming aware of a security interest claimed against the Collateral other than the Security Interest provided for herein or any other Permitted Liens;

(k)	Change of Name. Immediately notify the Indenture Trustee and each of the Rating Agencies of (i) any change in name of the Issuer Trustee or the Trust and (ii) the name of any successor or replacement Issuer Trustee;

(l)	Change of Address. Immediately notify the Indenture Trustee and each of the Rating Agencies of any change in address of the Issuer Trustee or the Trust;

(m)	Register Financing Statements. Take all necessary action to ensure the due registration of all requisite financing statements, financing change statements or other instruments to properly maintain, preserve and perfect the security provided hereunder or pursuant to any Hypothec in favour of the Indenture Trustee;

(n)	Performance of Contractual Obligations. Perform in all material respects all of its obligations under all contracts, indentures and instruments to which it is a party (including the Programme Agreements);

(o)	Exercise of Rights under Programme Agreements. Exercise its rights provided in the Programme Agreements in good faith in accordance with the provisions thereof with a view to maximizing amounts available to pay Obligations Secured of the relevant Series;

(p)	Delivery of Notice of Related Significant Event or Related Event of Default. Promptly (and in any event, within 1 Business Day) notify each of the Related Rating Agencies and the Indenture Trustee of the occurrence, in respect of Notes of a particular Series, of a Related Significant Event, a Related Event of Default or a Related Default;

(q)	Backup or Standby Servicer. If at any time the Back-Up Servicer is not then acting as backup or standby Servicer for Related Asset Interests, then upon the passing of an Extraordinary Resolution of the holders of the Class of Notes set out in the Related Supplement which are authorized in such Related Supplement to negotiate and settle the terms of an agreement with a backup or standby Servicer for the Related Asset Interests, use its best efforts (provided such efforts shall not require the expenditure of the Trust’s own funds beyond any amount provided for in the Related Securitization Agreement) to appoint and enter into an agreement with a backup or standby Servicer for the Related Asset Interests, in form and substance satisfactory to the holders of the Class of Notes specified in the Related Supplement which approval shall be evidenced by an Extraordinary Resolution; and

(r)	Separateness Covenants. Take all reasonable steps to maintain the Trust’s identity as a distinct entity with assets and liabilities distinct from those of any Originator and any of their respective Affiliates (collectively, the “Originator Entities”). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Trust shall:
(i)	conduct its own business in its own name and not commingle its assets with those of any other Person, except for any commingling of Collections expressly permitted by a Related Securitization Agreement;

(ii)	in accordance with the Related Securitization Agreement, compensate all consultants and agents directly from the Trust’s bank accounts, for services provided to the Trust by such consultants and agents and, to the extent any consultant or agent of the Trust is also an employee, consultant or agent of any Originator Entity, allocate the compensation of such employee, consultant or agent between the Trust and such Originator Entity on a basis that reflects the services rendered to the Trust and such Originator Entity;

(iii)	not identify the offices of any Originator Entity as its offices (by signage or otherwise);

(iv)	not identify the telephone number of any Originator Entity as its telephone number and it will not utilize the stationery, invoices or cheques of any Originator Entity;

(v)	conduct all transactions with each Originator Entity strictly on an arm’s length basis, allocate all overhead expenses for items shared between the Trust and such Originator Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi)	conduct its affairs strictly in accordance with its trust documents, and observe all necessary, appropriate and trust formalities;

(vii)	maintain the Trust’s books and records separate from those of any Originator Entity and otherwise readily identifiable as its own assets rather than assets of any such Originator Entity;

(viii)	prepare its financial statements separately from those of any Originator Entity and ensure that any consolidated financial statements of any Originator Entity that include the Trust and that are filed pursuant to applicable securities laws have notes clearly stating that the Trust is a separate entity;

(ix)	only maintain bank accounts or other depository accounts to which the Trust alone (or its agent) is the account party, and from which only the Trust or its agent has the power to make withdrawals;

(x)	pay all of the Trust’s operating expenses from the Trust’s own assets in accordance with the Related Securitization Agreement; and

(xi)	continuously maintain the resolutions, agreements and other instruments of the Trust underlying the transactions described in the Programme Agreements as official records of the Trust separately identified and held apart from the records of any Originator Entity.
6.2 Negative Covenants.
          The Trust hereby covenants and agrees with the Indenture Trustee that, so long as any Obligations Secured remain outstanding and, unless it first satisfies the Rating Agency Condition in respect of each outstanding Series of Notes (in the case of (b) and (e) below) or in respect of any affected Series of Notes (in the case of (a), (c), (d) and (f) below), it shall not engage in any of the following activities, except with the consent of the Indenture Trustee or to the extent otherwise expressly permitted herein or in the Programme Agreements:

(a)	No Sale. Sell, transfer, exchange or otherwise dispose of any of the Collateral;

(b)	Limit Activities. Engage in any activity other than the activities contemplated by the Programme Agreements;

(c)	Impair Security. Permit the validity or effectiveness hereof or of the Collateral to be impaired or permit the security created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture;

(d)	Create Encumbrances. Create, incur, assume or suffer to exist any Security Interest in respect of any of the Trust’s undertaking, property or assets, except Permitted Liens;

(e)	Create Indebtedness. Create, incur, assume or guarantee any indebtedness or obligation or enter into any Hedging Transaction, which does not comply with the Limited Recourse Condition; or

(f)	Amend Programme Agreements. Without limiting Sections 11.12, 11.13, 11.14 or 13.3, amend, supplement, modify, terminate, restate or replace or waive or consent to a postponement of compliance with the terms and conditions on the part of the other party to any of the Programme Agreements if any such, amendment, supplement, modification, termination, restatement or replacement or waiver or consent could reasonably be expected to, individually or in the aggregate, materially adversely affect the rights or interests of any Specified Creditor which has not consented thereto; provided that this Section 6.2(f), Section 11.12(1)(e) and Section 13.3 shall not apply to nor prevent any such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or of any such Programme Agreement where the consent or agreement of the Trust is not required pursuant to the terms of such Programme Agreement and is not otherwise sought by any party to such Programme Agreement.
6.3 Indenture Trustee May Perform Covenants.
          If the Trust fails to perform any of its covenants herein contained, the Indenture Trustee may, subject to the receipt of indemnification and funding reasonably acceptable to the Indenture Trustee as provided in Sections 12.3(2) and 12.3(3), itself perform the covenant if the covenant is capable of being performed by the Indenture Trustee (but will be under no obligation to do so) and, if the covenant requires the payment or expenditure of money, the Indenture Trustee may make the payment or expenditure with its own funds or with money borrowed by or advanced to it for such purpose, but will be under no obligation so to do; and all sums so expended or advanced will bear interest at a rate per annum equal to the then current rate of interest charged by the Indenture Trustee from time to time so long as the same is commercially reasonable, from the date of expenditure until repayment and will (together with such interest) be paid by the Trust upon demand and will until paid form part of the Obligations Secured and constitute a charge or lien on the Collateral to which such covenant related in priority to the security hereby constituted and will be payable out of any funds coming into possession of the Indenture Trustee hereunder. No performance or payment will be deemed to release the Trust from the consequences of the occurrence of any Related Event of Default hereunder.
6.4 Right of Audit.
          The Indenture Trustee may, in its discretion, and shall upon the request of the holders of 25% of the Notes then outstanding, at any reasonable time upon five Business Days’ written notice to the Trust but, prior to a Related Event of Default, not more than once in any three month period, cause an audit to be made of the Trust’s books and records for the purpose of confirming the accuracy of all information and reports, if any, delivered to the Indenture Trustee, the Financial Services Agent, the Financial Services Sub-Agent or the Custodians, as the case may be.
6.5 Notices Regarding Financial Services Sub-Agent.
          If at any time the Indenture Trustee learns of any circumstance in respect of which a reasonably prudent person would consider terminating the Financial Services Sub-Agency Agreement pursuant to Section 6.1 thereof, it shall promptly notify all Noteholders thereof in writing, which notice shall also contain a request for direction from such Noteholders as to what, if any, action to take in respect of such circumstances.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
7.1 Representations and Warranties of the Trust.
          The Trust hereby represents and warrants to the Indenture Trustee and shall be deemed to represent and warrant to the Indenture Trustee on the issuance of Notes of any particular Series hereunder that:
(a)	Valid Existence and Due Qualification. The Trust is a trust duly constituted and validly existing under the laws of the Province of Ontario, is duly qualified to carry on its business in each jurisdiction in which it carries on business, has the power and authority to enter into and perform its obligations under this Indenture and the other Programme Agreements executed by it and all instruments and agreements delivered pursuant hereto and thereto and to own its property and carry on its business as currently conducted including, without limitation, the power and authority and legal right to acquire Asset Interests, and has obtained all material licences, permits and approvals from all governments, governmental commissions, boards and other agencies required in respect of its operations;

(b)	Due Authorization and Enforceability. The execution, delivery and performance of this Indenture, the other Programme Agreements executed by it and every instrument or agreement delivered pursuant hereto and thereto has been duly authorized by all requisite action under the Declaration of Trust and by all necessary corporate action on the part of the Issuer Trustee and this Indenture and such other Programme Agreements, instruments and agreements have been duly executed and delivered by the Trust and constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, moratorium and similar laws at the time in effect affecting the rights of creditors generally, and (ii) equitable principles which may limit the availability of certain remedies, including the remedy of specific performance;

(c)	No Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Trust, threatened against the Trust at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which would result in any material adverse change in the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Trust or in the ability of the Trust to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreement or instrument delivered pursuant hereto or thereto; and the Trust is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; and the Trust is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, either separately or in the aggregate, would result in any such material adverse change;

(d)	No Burdensome Agreements. It is not a party to any agreement or instrument which materially adversely affects its ability to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto or materially adversely affects the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Trust;

(e)	No Restriction. It is not subject to any restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially adversely affects, or in the future may materially adversely affect, the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Trust or its ability to perform its obligations under this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto;

(f)	No Conflict. Neither the execution nor delivery of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto, the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under, (i) any of the provisions of the Declaration of Trust or any agreements or instruments to which the Trust is a party or by which it or any of its property and assets are bound, or (ii) the constating documents or by-laws of the Issuer Trustee or any resolution of the board of directors (or any committee thereof) or shareholders of the Issuer Trustee, or results or will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever (except as contemplated herein) upon any of the property or assets of the Trust or in contravention of any applicable law, rule or regulation of Canada or of any of the Provinces or Territories of Canada;

(g)	No Consents Required. No consent, approval or authorization of, or declaration, registration, filing or qualification with, or giving of notice to, or taking of any other action in respect of, any governmental authority or agency on the part of the Trust is required in connection with the execution and delivery of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto or the consummation of any of the transactions contemplated hereby or in connection with the enforcement of this Indenture, the other Programme Agreements executed by it or any agreements or instruments delivered pursuant hereto or thereto other than as may be required under applicable securities laws and regulations or such as have been previously obtained, made, given or taken, as the case may be;

(h)	Collateral. The Collateral is free from all encumbrances, except those arising pursuant to this Indenture, any Hypothec or any other Permitted Lien;

(i)	No Default. No event has occurred which constitutes, or with notice or lapse of time or both, would constitute a Related Event of Default; and

(j)	Residency. The Issuer Trustee and the Trust are not a non-resident of Canada within the meaning of the ITA.

7.2 Representation and Warranty of Indenture Trustee.
          The Indenture Trustee hereby represents and warrants to the Trust that the execution, delivery and performance by the Indenture Trustee of this Indenture are (a) within the powers of the Indenture Trustee, (b) have been duly authorized by all necessary action on the part of the Indenture Trustee, (c) do not contravene any law in effect on the date of this Indenture or contractual restriction binding on or affecting the Indenture Trustee, (d) have been duly executed and delivered by the Indenture Trustee, and (e) constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium and similar laws at the time in effect affecting the rights of creditors generally, and (ii) equitable principles which may limit the availability of certain remedies, including the remedy of specific performance.
7.3 Survival of Representations and Warranties.
          The representations and warranties of the Trust and the Indenture Trustee in Sections 7.1 and 7.2 shall survive the execution of this Indenture.
ARTICLE 8
EVENTS OF DEFAULT
8.1 Related Event of Default.
          A “Related Event of Default” means, with respect to the Related Notes, (i) the happening of any event specified as such in the Related Supplement; or (ii) the happening of one or more of the following events:
(a)	Default in Payment. The Trust fails to pay any of the Related Obligations Secured when the same becomes due and payable under any provision of this Indenture, the Related Supplement or such Notes (other than where the Trust has advised the Indenture Trustee in writing that such failure resulted from inadvertence or error on the part of the Trust and which failure is capable of timely rectification without having a material adverse effect on the ability of the Trust to satisfy its obligations under such Notes (which determination shall be made without regard to the availability of any Credit Enhancement)) and such failure continues for a period of three Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Trust by the Indenture Trustee or by the holders of not less than 25% of the aggregate principal amount of the Related Notes then outstanding; provided that, for greater certainty, no such failure shall be considered to occur by reason or in consequence or as a result of amounts that may be deducted or withheld under the ITA or any other applicable taxation statute by the Trust or the Indenture Trustee from any payment to be made to any holder of such Notes having been so deducted or withheld and such amounts having been remitted to the appropriate governmental authorities on behalf of such Noteholder;

(b)	Insolvency. The Trust admits the inability of the Trust to pay its liabilities generally as they become due or makes a general assignment for the benefit of the creditors of the Trust or otherwise acknowledges the insolvency of the Trust or any proceeding shall be instituted by or against the Trust seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, re-organization, moratorium or relief of debtors or seeking the entry of an order for relief by the appointment of a receiver, trustee, liquidator or other similar official for the Trust or for any substantial part of its property and if such proceeding has been instituted against the Trust either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver), are granted in whole or in part or if a receiver is privately appointed in respect of the Trust or of the property of the Trust or any substantial part thereof;

(c)	Levy of Execution. An encumbrancer, other than the Indenture Trustee, takes possession of the Related Collateral or any material part thereof, or any process or execution is levied or enforced upon or against the Related Collateral or any material part thereof, and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless such process is in good faith disputed by the Trust and the Trust gives or causes to be given security which is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid;

(d)	Winding-Up Order. An order is made or an effective resolution passed for the winding up, liquidation or dissolution of the Trust;

(e)	Default in Performance. The Trust defaults in the performance of any covenant contained in this Indenture not covered by Section 8.1(a) (except to any extent which has not had and which could not reasonably be expected to have a material adverse effect on the ability of the Trust to pay any Related Obligations Secured when the same become due) and such default remains unremedied for a period of 30 days after notice thereof is given in writing by the Indenture Trustee or by the holders of not less than 25% of the aggregate principal amount of the Related Notes then outstanding specifying the nature of the default and requiring that it be remedied; provided that such 30 day grace period shall only be applicable if (i) the Trust is proceeding with all due diligence to cure or cause to be cured such failure; (ii) its proceedings can be reasonably expected to cure or cause to be cured such failure within such period and (iii) it has delivered a Certificate of the Trust to such effect; or

(f)	Breach of Representation or Warranty. Any representation or warranty made by the Trust in or pursuant to this Indenture, any Related Supplement or any other document or instrument delivered hereunder proves to have been incorrect when made, and such incorrect representation or warranty could reasonably be expected to have a material adverse effect on the ability of the Trust to satisfy its obligations under the Related Notes (such material adverse effect to be determined without reference to any available Credit Enhancement) and continues to be unremedied for a period of 30 days after delivery by the Indenture Trustee or by the holders of not less than 25% of the aggregate principal amount of the Related Notes then outstanding of written notice thereof to the Trust specifying the nature of the incorrectness and requiring that it be remedied; provided that such 30 day grace period shall only be applicable if (i) the Trust is proceeding with all due diligence to cure or cause to be cured such incorrectness; (ii) its proceedings can be reasonably expected to cure or cause to be cured such incorrectness within such period and (iii) it has delivered a Certificate of the Trust to such effect.
8.2 Acceleration of Maturity; Rescission and Annulment.
(1)	Subject to the terms of the Related Supplement for any Series, if a Related Event of Default for any Series should occur and be continuing, then and in every such case (other than in the case of a Related Event of Default described in Section 8.1(b), Section 8.1(d) or as provided in the Related Supplement for any Series) the Indenture Trustee or the Noteholders of such Series representing not less than 25% of the aggregate principal amount of Notes of such Series then outstanding may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Trust (and to the Indenture Trustee if given by the Noteholders), and upon any such declaration or upon the occurrence of a Related Event of Default described in Section 8.1(b), Section 8.1(d) or as provided in the Related Supplement for any Series, the aggregate principal amount of Notes of such Series then outstanding, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable and the security hereby constituted shall forthwith become enforceable. Subject to the provisions of Section 8.2(2), if such declaration of or other acceleration of maturity of a Series has been made, the Trust will forthwith pay to the Indenture Trustee and the Related Specified Creditors in accordance with Section 9.5, all Related Obligations Secured together with all accrued and unpaid interest thereon to the date of such payment. The Indenture Trustee shall give prompt notice of any acceleration of maturity pursuant to this Section 8.2(1) to the Related Rating Agencies.

(2)	At any time after such declaration of or other acceleration of maturity of a Series has been made and before a judgment or order for payment of the money due has been obtained by the Indenture Trustee as provided in Article 9, the Noteholders representing not less than 50% of the aggregate principal amount of the Notes of such Series then outstanding may, by written notice to the Trust and the Indenture Trustee, rescind and annul such declaration or other acceleration and its consequences if:
(a)	the Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(i)	all payments of principal of and interest that are then due on all Notes of the affected Series and all other amounts that would then be due hereunder or upon such Notes if the Related Event of Default giving rise to such acceleration had not occurred;

(ii)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and Counsel; and

(iii)	all amounts then due and payable to the other Related Specified Creditors; and
(b)	all Related Events of Default, other than the non-payment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived in accordance with this Section 8.2(2).

No such rescission shall affect any subsequent Related Default or Related Event of Default or impair any right consequent thereto. The Indenture Trustee shall give prompt notice of any such rescission or annulment to the Related Rating Agencies.
(3)	If a Related Event of Default for any Series should occur and be continuing and an acceleration of maturity of such Series pursuant to Section 8.2(1) has not been made, the holders of the Notes of such Series shall have the right and power (exercisable by resolution of the holders of not less than 50% of the aggregate outstanding principal amount of the affected Notes) to instruct the Indenture Trustee to waive a Related Event of Default arising solely from: (i) a Related Event of Default specified in the Related Supplement as being an event which may be waived pursuant to this Section 8.2(3); or (ii) an event described in Section 8.1(e) or 8.1(f), and upon the receipt of such instruction, the Indenture Trustee will thereupon waive the Related Event of Default upon the terms and conditions as such holders of Notes prescribe, provided always that no act or omission by either the Indenture Trustee or such holders of Notes will extend to or be taken in any manner whatsoever to affect any subsequent Related Event of

Default or the rights resulting therefrom. The Indenture Trustee shall give prompt notice of any such waiver to the Related Rating Agencies.
8.3 Notice of Related Default or Related Event of Default.
(1)	The Indenture Trustee shall give notice to the applicable Noteholders of the occurrence of a Related Event of Default, within a reasonable time, but not exceeding in any event 10 days, after the Indenture Trustee receives notice of the occurrence thereof, unless the Indenture Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders and so advises the Trust in writing. The Indenture Trustee shall give notice of the occurrence of every Related Event of Default to the Related Rating Agencies as soon as possible but in any event within five Business Days after the Indenture Trustee receives notice of the occurrence thereof.

(2)	The Indenture Trustee shall give notice to the applicable Noteholders of the occurrence of a Related Default to which it has actual knowledge, within a reasonable time, but not exceeding in any event 5 days, after the Indenture Trustee receives notice of the occurrence thereof, unless the Indenture Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders and so advises the Trust in writing. The Indenture Trustee shall give notice of the occurrence of every Related Default to which it has actual knowledge to the Related Rating Agencies as soon as possible but in any event within five Business Days after the Indenture Trustee receives notice of the occurrence thereof.

(3)	When such notice of an occurrence of a Related Default or Related Event of Default has been given and the Related Default or Related Event of Default, as applicable, is thereafter cured, notice that the Related Default or Related Event of Default, as applicable, is no longer continuing shall be given by the Indenture Trustee to Persons to whom notice was sent pursuant to Section 8.3(1) or Section 8.3(2) as soon as practicable after the curing of such Related Default or Related Event of Default, as applicable, but not exceeding in any event 30 days, after the Indenture Trustee receives notice that the Related Default or Related Event of Default, as applicable, has been cured.
ARTICLE 9
REMEDIES
9.1 Collection Of Indebtedness And Suits For Enforcement By Indenture Trustee.
(1)	The Trust covenants that upon the acceleration of any Series pursuant to Section 8.2, the Trust will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders of such Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and interest at the applicable interest rate, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, experts, advisors and Counsel (less any taxes required to be deducted pursuant to applicable laws).

(2)	If the Trust shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment, and may enforce the same against the Trust and collect in the manner provided by law out of the Related Collateral, wherever situated, the moneys adjudged or ordered to be payable.

(3)	If any Related Event of Default in respect of any Series occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 9.4, proceed to protect and enforce its rights and the rights of the Related Noteholders and other Related Specified Creditors, by such appropriate Proceedings as such Noteholders shall specify to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(4)	In case there shall be pending, relative to the Trust upon the Related Obligations Secured for any Series or any Person having or claiming an ownership interest in the Related Collateral, Proceedings under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee, trustee in bankruptcy, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust or its property, or in case of any other comparable judicial Proceedings relative to the Trust upon such Related Obligations Secured, or to the creditors or property of the Trust, the Indenture Trustee, irrespective of whether the principal of any affected Obligations Secured shall then be due and payable as therein expressed or by acceleration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Section 9.1, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(a)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Related Obligations Secured and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and Counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except to the extent resulting from their own wilful misconduct or negligence) and of the Related Specified Creditors allowed in such Proceedings;

(b)	unless prohibited by applicable law or regulations, to vote on behalf of the Specified Creditors for any affected Series in any election of a receiver, trustee, a monitor, an interim trustee or any Person performing similar functions in any such Proceedings;

(c)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute in accordance with this Indenture all amounts received with respect to the claims of the affected Noteholders and other Related Specified Creditors and of the Indenture Trustee on their behalf; and

(d)	to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Related Specified Creditors allowed in any Proceedings relative to the Trust, its creditors and its property;
and any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Related Specified Creditors to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Related Specified Creditors, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and Counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of wilful misconduct or negligence.
(5)	Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Related Specified Creditor any plan of reorganization, arrangement, adjustment or composition affecting the Related Obligations Secured or the rights of any Related Specified Creditor or to authorize the Indenture Trustee to vote in respect of the claim of any Related Specified Creditor in any Proceedings except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(6)	All rights of action and of asserting claims under this Indenture and any Related Supplement, or under any of the Related Obligations Secured, may be enforced by the Indenture Trustee without the possession of any of the Related Obligations Secured or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Related Specified Creditors.

(7)	In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all Related Specified Creditors, and it shall not be necessary to make any Related Specified Creditor a party to any such Proceedings.
9.2 Remedies; Priorities.
(1)	If a Related Event of Default in respect of any Series shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 9.4):
(a)	institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Related Obligations Secured or under this Indenture and the Related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect upon such Obligations Secured moneys adjudged due;

(b)	institute Proceedings from time to time for complete or partial foreclosure with respect to the Related Collateral;

(c)	exercise any remedies of a secured party under the PPSA, including taking possession of and using the Related Collateral or any portion thereof, and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Specified Creditors of such Series;

(d)	appoint a Receiver with respect to the Related Collateral; and

(e)	sell the Related Collateral, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Related Collateral in respect of any Series following a Related Event of Default, other than a Related Event of Default described in Section 8.1(b), Section 8.1(d) or a Related Event of Default so specified in the Related Supplement, unless: (A) the Noteholders of such Series by Extraordinary Resolution consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders of such Series and the other Related Specified Creditors (other than the Related Originators) will be sufficient to discharge in full all amounts then due and unpaid upon the Related Obligations Secured or

(C) the Indenture Trustee determines that the Related Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Related Obligations Secured as they would have become due if the Related Obligations Secured had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of such Series by Extraordinary Resolution of such Noteholders. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Related Collateral for such purpose.
(2)	If the Indenture Trustee collects any money or property pursuant to this Article 9 in respect of any Series or the Related Collateral, it shall pay out such money or property in accordance with the Related Supplement.
9.3 Performance And Enforcement Of Certain Obligations.
(1)	Promptly following a request from the Indenture Trustee to do so, the Trust shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by an Originator, a Servicer or a Back-Up Servicer, as applicable, of its obligations to the Trust under or in connection with any applicable Securitization Agreement, Servicing Agreement or agreement with the Back-Up Servicer in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with such Securitization Agreement, Servicing Agreement or other agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Originator, the Servicer or Back-Up Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator, the Servicer or Back-Up Servicer of each of their obligations under the affected Securitization Agreement, Servicing Agreement or other agreement.

(2)	If a Related Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Noteholders of such Series upon an Extraordinary Resolution of such Noteholders shall, subject to Section 12.3, exercise all rights, remedies, powers, privileges and claims of the Trust against the Related Originator or the Related Servicer under or in connection with the Related Securitization Agreement or Related Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Related Originator or the Related Servicer of each of their obligations to the Trust thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Related Securitization Agreement or Related Servicing Agreement, and any right of the Trust to take such action shall be suspended.

9.4 Optional Preservation Of The Related Collateral.
          If the Notes of any Series have been declared to be due and payable under Section 8.2 following a Related Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to permit the Trust to maintain possession of the Related Collateral. It is the desire of the parties hereto and the Noteholders of each Series that there be at all times sufficient funds for the payment of principal of and interest on the Related Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to permit the Trust to maintain possession of the Related Collateral. In determining whether to permit the Trust to maintain possession of the Related Collateral for any Series, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation in Canada as to the feasibility of such proposed action and as to the sufficiency of such Related Collateral for such purpose.
9.5 Application of Moneys.
          Upon the occurrence and during the continuance of a Related Event of Default, the Indenture Trustee shall establish and maintain one or more Related Collateral Accounts in respect of the Notes of each particular Series into which shall be deposited all Related Collections (and the proceeds of and interest on any Permitted Investments thereof) such that the Related Collections required herein to be applied to the payment of Related Obligations Secured shall be segregated. All moneys standing in the Related Collection Accounts attributable to the Related Asset Interests at the time of a Related Event of Default shall be transferred to the appropriate Related Collateral Accounts in accordance with the Related Securitization Agreements. All further Related Collections and the proceeds of sale of any Related Collateral shall be deposited to the Related Collateral Account in accordance with the Related Securitization Agreement, all as determined by the Indenture Trustee, which determination shall be conclusive for purposes of this Indenture, absent manifest error. The Indenture Trustee (and any receiver appointed by it pursuant to this Indenture) shall have sole access to such accounts and shall apply the moneys therein for the benefit of the Specified Creditors as provided in the Related Supplement and the Related Securitization Agreement. Notwithstanding the foregoing, all moneys received on account of Related Asset Interests which have been assigned to a Related Credit Enhancer pursuant to a Related Credit Enhancement Agreement shall not be deposited to a Related Collateral Account but shall be remitted by the Trust or the Indenture Trustee to the Related Credit Enhancer entitled thereto. All moneys standing in a Related Collateral Account or otherwise received by the Indenture Trustee (or any receiver appointed by it pursuant to this Indenture) pursuant to this Article 9 shall be applied in the manner and priorities indicated in the Related Supplement and the Related Securitization Agreement.
9.6 Trust Moneys.
          All moneys held by the Indenture Trustee pursuant to the provisions of this Indenture and any Related Supplement shall, subject to any provision herein to the contrary, be held by the Indenture Trustee as part of the Collateral as security for the Related Specified Creditors as herein provided. Any moneys held by the Indenture Trustee under the trusts of this

Indenture shall be invested by the Indenture Trustee in Permitted Investments upon written direction of the Trust. Upon receipt of (i) a Certificate of the Trust stating that no Related Event of Default has occurred and is continuing; and (ii) a Written Order for payment to the Trust, the Indenture Trustee shall pay or cause to be paid all interest earned on moneys so deposited to the Trust.
9.7 Restoration Of Rights And Remedies.
          If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and any Related Supplement and such Proceeding has been discontinued or abandoned for any reason or has been determined adverse to the Indenture Trustee or to such Noteholder, then and in every such case the Trust, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
9.8 Delay Or Omission Not A Waiver.
          No delay or omission of the Indenture Trustee or any Specified Creditor to exercise any right or remedy accruing upon any Related Default or Related Event of Default shall impair any such right or remedy or constitute a waiver of any such Related Default or Related Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Indenture Trustee or to the Specified Creditors may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Specified Creditors, as the case may be.
9.9 Control By Noteholders.
          Subject to Section 12.3(3), the Noteholders of a Series by Extraordinary Resolution shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Indenture Trustee with respect to the Related Collateral; provided, that:
(a)	such direction shall not be in conflict with any rule of law or with this Indenture or the Related Supplement;

(b)	any direction to the Indenture Trustee to sell or liquidate the Related Collateral shall be subject to the express terms of Section 9.2;

(c)	if the Indenture Trustee elects to allow the Trust to retain the Related Collateral pursuant to Section 9.4, then any contrary direction shall require the approval of holders of Notes of such series by Extraordinary Resolution; and

(d)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;
provided, however, that, subject to Sections 12.2 and 12.3, the Indenture Trustee need not take any action that it determines might involve it in liability.
9.10 Purchase by Specified Creditors.
          Any one or more of the Specified Creditors or any agent or representative thereof may become purchasers at any sale of any Collateral whether made under the power of sale herein contained or pursuant to judicial proceedings.
9.11 Protection of Persons Dealing with Indenture Trustee.
          No Person dealing with the Indenture Trustee or its agents will be obliged to inquire as to whether any of the security hereby constituted has become enforceable, or whether the powers which the Indenture Trustee is purporting to exercise have become exercisable, or whether any money remains due upon such security hereby constituted or the Obligations Secured, or as to the necessity or expediency of the stipulations and conditions subject to which any sale is made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Indenture Trustee with any of the Collateral, or to see to the application of any money paid to the Indenture Trustee; and in the absence of fraud on the part of the Person, the dealing will be deemed, so far as regards the safety and protection of the Person, to be within the powers hereby conferred and to be valid and effectual accordingly.
9.12 Remedies Cumulative.
          No right or remedy herein conferred upon or reserved to the Indenture Trustee, or upon or to the Specified Creditors is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and is in addition to every other right and remedy given hereunder or now existing or hereafter to exist by law, in equity or by statute.
9.13 The Trust to Execute Confirmatory Deed.
          In case of any sale hereunder, whether by the Indenture Trustee or under judicial proceedings, the Trust will execute and deliver to the purchaser on demand any instrument reasonably necessary to confirm to the purchaser its title to the property so sold, and in case of any such sale, the Indenture Trustee is hereby irrevocably authorized to carry the sale into effect and to execute on its behalf and in its name any such confirmatory instrument.
9.14 Indenture Trustee Appointed Attorney.
          The Trust irrevocably constitutes and appoints the Indenture Trustee and any officer, representative or employee thereof, with full power of substitution, as its true and lawful attorney with full power and authority in the name of the Trust or in its own name, in its discretion, upon the occurrence and during the continuance of any Related Event of Default, for the purpose of carrying out the terms of this Indenture to take all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof, and without limiting the generality of the foregoing, hereby gives the Indenture Trustee the power and right on behalf of the Trust, without notice to or assent by the Trust, to the extent permitted by applicable law, to do the following:
(a)	to ask for, demand, sue for, collect and receive all and any moneys due or becoming due with respect to the Related Collateral;

(b)	to receive, take, endorse, assign and deliver any and all cheques, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments, documents and chattel paper taken or received by the Indenture Trustee in connection therewith and herewith; and

(c)	to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Related Collateral.
The foregoing power of attorney shall be coupled with an interest and survive any dissolution, liquidation or winding-up of the Trust.
9.15 Credit Enhancement Agreements.
          Notwithstanding any other provision of this Indenture, where, with respect to the Notes of any particular Series, (i) the unutilized portion of the Credit Enhancement available under any Related Credit Enhancement Agreement is greater than zero; or (ii) the Related Credit Enhancer is owed any amount thereunder, in making any disposition of the Related Collateral, the Indenture Trustee shall, if so set out in a Related Supplement, exercise its rights and privileges under this Article 9 in accordance with those sections of such Related Credit Enhancement Agreement specifically identified in the Related Supplement, and the Related Credit Enhancer shall have the right upon giving written notice to the Indenture Trustee and the Related Rating Agencies to initiate at any time any action, suit, or proceeding to enforce its rights under such agreement. Without limiting the generality of the foregoing, any conflict between the provisions of this Indenture and those provisions of the Credit Enhancement Agreement specifically identified in the Related Supplement shall be resolved by applying such provisions of the Credit Enhancement Agreement so long as the unutilized portion of the Credit Enhancement available thereunder is greater than zero or the Related Credit Enhancer is owed any amount thereunder. Any funds received by way of Related Collections of amounts payable in respect of Related Asset Interests which have been purchased by the Related Credit Enhancer shall, notwithstanding any other provision hereof, be held in trust separate and apart in a segregated account for the benefit of the Related Credit Enhancer and remitted to the Related Credit Enhancer as it may direct as soon as practicable.
9.16 Disclaimer of Marshalling.
          In the event that the security hereby constituted shall become enforceable and the Indenture Trustee shall have determined or become bound to enforce the same, the Trust covenants not to invoke the doctrine of marshalling or any other equitable principle for the purpose of requiring the Indenture Trustee to realize or to have realized on any particular asset forming part of the Collateral.
9.17 Appointment of Receiver.
          If the Indenture Trustee determines under the provisions of this Indenture to appoint a Receiver in respect of any Series, the following provisions will apply:
(a)	the Indenture Trustee may from time to time in the same manner remove any Receiver so appointed and appoint another in its stead; in making any appointment the Indenture Trustee will be deemed to be acting as the agent of the Trust;

(b)	any appointment will be limited to the Related Collateral and may be made either before or after the Indenture Trustee has taken possession of such Related Collateral;

(c)	every Receiver may in the discretion of the Indenture Trustee be vested with all or any of the powers and discretions of the Indenture Trustee;

(d)	the Indenture Trustee may from time to time fix the reasonable remuneration of every Receiver and direct the payment thereof out of such Related Collateral, the income therefrom or the proceeds thereof;

(e)	the Indenture Trustee may from time to time require any Receiver to give security for the performance of its duties and may fix the nature and amount thereof, but will not be bound to require security;

(f)	every Receiver may, with the consent in writing of the Indenture Trustee, borrow money and grant security for the purposes of the maintenance, protection or preservation of such Related Collateral or any part thereof with any amount so borrowed and any interest thereon to be a charge or lien on such Related Collateral in priority to the security hereby constituted;

(g)	every Receiver will, so far as concerns responsibility for its acts or omissions, be deemed the agent of the Trust and in no event the agent of the Indenture Trustee, and the Indenture Trustee will not, in making or consenting to the appointment, incur any liability to the Receiver for its remuneration or otherwise, provided that the Trust hereby irrevocably authorizes the Indenture Trustee to give instructions to the Receiver relating to the performance of its duties as set out herein;

(h)	except as may be otherwise directed by the Indenture Trustee or as otherwise specifically provided in this Indenture, all money from time to time received by any Receiver will be paid over to the Indenture Trustee to be held by it on the trusts of this Indenture; and
(i)	the Indenture Trustee may pay over to any Receiver any money constituting part of such Related Collateral to the extent that the same may be required to be applied for the purposes hereof by such Receiver, and the Indenture Trustee may from time to time determine what funds such Receiver is at liberty to keep in hand with a view to the performance of its duty as Receiver.
9.18 Holding in Trust.
          If, with respect to the Notes of any particular Series, a Related Event of Default shall have occurred and be continuing and the Indenture Trustee or any holder of the Related Notes shall receive from the Trust, or the Indenture Trustee shall hold, any amount for payment of the principal of or interest on such Notes, the Indenture Trustee or such holder, as the case may be, shall hold such amount in trust for the benefit of the Related Specified Creditors, as their interests may appear in the Related Securitization Agreements, in accordance with and to the extent of their respective priorities. The Indenture Trustee or any such holder of Related Notes, as the case may be, shall from time to time, in accordance with Section 9.5 and the Related Supplement, pay over to the appropriate Related Specified Creditors from the amount so held in trust for the benefit of such Related Specified Creditors, so much as shall at the time of such payment by the Indenture Trustee or such holder of Related Notes, as the case may be, have become due, and remain unpaid, of the Related Obligations Secured or, if the amount so due and remaining unpaid shall be greater than the amount so held in trust for the benefit of such Related Specified Creditors, then the entire amount so held; provided, however, that if such Related Event of Default shall be waived in accordance with Section 8.2, or all amounts that shall have become due for payment of the Related Obligations Secured shall have been paid or duly provided for to the satisfaction of the Indenture Trustee, such trusts for the benefit of such Related Specified Creditors shall terminate and any amount still held by the Indenture Trustee or any Related Noteholder, as the case may be, shall be applied by it for the purposes originally intended. In the event that the Indenture Trustee shall make any payment to any holder of Related Notes contrary to the provisions of this Section 9.18, then such holder shall repay any amount so received to the Indenture Trustee, to be held and applied by the Indenture Trustee in accordance with the provisions of this Section 9.18.

ARTICLE 10
SUITS BY SPECIFIED CREDITORS AND INDENTURE TRUSTEE
10.1 Specified Creditors May Not Sue.
          Subject to Section 9.15, no Specified Creditor will have any right to institute any Proceeding for payment of any part of the Obligations Secured or for the purpose of bringing Collateral to sale, or for the execution of any trust or power hereunder in relation thereto, or for the appointment of a Receiver of such Collateral or for any other remedy hereunder, unless the following conditions precedent have been fulfilled:
(a)	the Specified Creditor previously has given to the Indenture Trustee written notice of the happening of a Related Event of Default;

(b)	in the case of any Proceeding by the Noteholders of any particular Series, such Noteholders, by Extraordinary Resolution, have made a request to the Indenture Trustee and the Indenture Trustee has been afforded reasonable opportunity itself to either proceed to exercise the powers hereinbefore granted or to institute a Proceeding in its name for the purpose requested;

(c)	in the case of any Proceeding by a Specified Creditor other than the Noteholders of any particular Series, such Specified Creditor has made a written request to the Indenture Trustee and the Indenture Trustee has been afforded reasonable opportunity itself to either proceed to exercise the powers hereinbefore granted or to institute a Proceeding in its name for the purpose requested;

(d)	the Specified Creditors referred to in (b) or (c) above have offered to the Indenture Trustee, when so requested by the Indenture Trustee, sufficient funds and security and indemnity satisfactory to the Indenture Trustee, acting reasonably, against the costs, expenses and liabilities to be incurred therein or thereby; and

(e)	the Indenture Trustee has failed to act hereunder within a reasonable time which shall, for the purposes hereof, not exceed a period of 60 days in any event after notification, request and offer of sufficient funds and indemnity by such Specified Creditors;
it being understood and intended that no Related Specified Creditor with respect to a Series shall have any right in any manner whatsoever to take any action against any Collateral other than the Related Collateral or to effect, disturb or prejudice the rights of any other Specified Creditor (of the same or any other Series), or to obtain or seek to obtain priority over or preference to any other Specified Creditor (of the same or any other Series), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, rateable and common benefit of all Related Specified Creditors of the same Series, except as otherwise expressly provided in this Indenture and the Related Supplement.

10.2 Indenture Trustee Not Required to Possess Notes.
          All rights of action under this Indenture may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto and any such Proceeding instituted by the Indenture Trustee may be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and Counsel, be for the benefit of the Specified Creditors in respect of which such judgment has been recovered in the manner herein provided.
10.3 Indenture Trustee May Institute All Proceedings.
          The Indenture Trustee will have the power to institute and maintain any and all Proceedings as it may consider necessary or expedient to enforce the security hereby constituted or pursuant to any Hypothec or to prevent any impairment of such security by any acts of the Trust or of others in contravention of this Indenture or the Programme Agreements or in violation of law, or as the Indenture Trustee may be advised by Counsel are necessary or expedient to preserve and to protect its interest and the security and interests of the Specified Creditors in respect of the Collateral or in respect of the income, earnings, issues and profits therefrom. Following the occurrence of a Related Event of Default, any suit or proceedings may be instituted by the Indenture Trustee against others in the name of the Trust and the Indenture Trustee is hereby irrevocably constituted and appointed the agent of the Trust for this purpose.
10.4 Application of Proceeds.
          If, following the occurrence of a Related Event of Default which is then continuing, any Related Specified Creditor receives any amount in satisfaction of any part of the Related Obligations Secured from any source whatsoever other than pursuant hereto, such amount shall be held in trust for and immediately remitted to the Indenture Trustee and shall be applied by the Indenture Trustee in the manner provided in Section 9.5.
ARTICLE 11
MEETINGS OF NOTEHOLDERS
11.1 Right to Convene Meetings.
          The Indenture Trustee may at any time and from time to time and will on receipt of a Written Order or a written request signed by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding to which such meeting relates and upon receiving sufficient funds and on being indemnified to its reasonable satisfaction by the Trust or by the Noteholders signing such order or request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Indenture Trustee failing within 15 days after receipt of any such order or request and such sufficient funds and indemnity to give notice convening a meeting, the Trust or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the Municipality of Metropolitan Toronto or at such other place as the Indenture Trustee shall approve or determine.
11.2 Record Dates.
          For the purpose of determining the Noteholders entitled to receive notice of a meeting of Noteholders to be held pursuant to this Article 11, the Issuer Trustee (or the Financial Services Agent on behalf of the Trust or the Financial Services Sub-Agent on behalf of the Financial Services Agent, as agent of the Trust) or the Indenture Trustee may fix in advance a date as the record date for determining such Noteholders, which date shall not precede by more than 45 days or be less than 15 days prior to the date on which the meeting is to be held.
11.3 Notice of Meetings.
          At least 15 days’ notice of any meeting will be given to (a) the Noteholders to which such meeting relates in the manner provided in Section 14.3, (b) the other Related Specified Creditors in the manner provided in Section 14.4, and (c) the Related Rating Agencies in the manner provided in Section 14.5, and a copy thereof will be sent to the Indenture Trustee in the manner provided in Section 14.2, unless the meeting has been called by it, and to the Trust, unless the meeting has been called by it. Such notice will state the time when and the place where the meeting is to be held and will state briefly the general nature of the business to be transacted thereat. It will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 11. Such notice will also state that any Noteholder may be represented at any meeting of Noteholders by a proxy duly appointed by instrument in writing in accordance with the regulations made from time to time by the Indenture Trustee pursuant to Section 11.10 and that the appointment of any proxy may be revoked at any time before the commencement of the meeting to which the appointment relates. The non-receipt of any such notice by a Noteholder shall not invalidate any resolution passed at such meeting.
11.4 Chairperson.
          The Indenture Trustee shall appoint in writing an individual, who need not be a Noteholder, to be the chairperson of the meeting; provided, however, that the holders of not less than 50% of the aggregate principal amount of the Notes then outstanding to which such meeting relates may elect at such meeting another individual, who need not be a Noteholder, to be the chairperson of the meeting. No vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote except as a holder of a Note or a proxyholder.
11.5 Quorum.
          Subject to the provisions of Section 11.15, at any meeting of the Noteholders a quorum will consist of Noteholders present in person or by proxy and representing at least 25% of the aggregate principal amount of the Notes then outstanding to which such meeting relates.

If a quorum of the Noteholders is not present in person or by proxy within 30 minutes after the time fixed for holding the meeting, then the meeting, if convened by or on the request of the Noteholders, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting the Noteholders present in person or by proxy will constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the aggregate principal amount of the Notes then outstanding to which such meeting relates. Where a Noteholder has executed a document in writing appointing a Person as proxy and such Person who is a proxyholder is present at the meeting, the Noteholder shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, that such Noteholder shall be considered as present or voting only with respect to the matters covered by such document in writing.
11.6 Power to Adjourn.
          The chairperson of any meeting at which a quorum of Noteholders is present may, with the consent of the holders of a majority of the principal amount of the Notes then outstanding represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
11.7 Show of Hands.
          Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions will be given in the manner provided in Section 11.8. At any such meeting, unless a poll is duly demanded as hereinafter provided, a declaration by the chairperson that a resolution had been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.
11.8 Poll.
          On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairperson or by one or more Noteholders or proxies for Noteholders holding at least 5% of the aggregate principal amount of the Notes then outstanding to which such meeting relates, a poll will be taken in such manner and either at once or after an adjournment as the chairperson directs. Questions other than Extraordinary Resolutions will, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes then outstanding represented at the meeting and voting on the poll.
11.9 Voting.
          On a show of hands, every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, will have one vote. On a poll, each Noteholder present in person or represented by a proxy will be entitled to one vote in respect of each $1,000 principal amount (or the Equivalent Amount in any other currency) of Notes of which he is then the holder or which he represents by proxy. A proxy need not be a Noteholder. In the case of joint registered holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they will vote together in respect of the Notes of which they are joint registered holders and failing agreement among themselves as to how to vote, shall not be permitted to vote.
11.10 Regulations.
          The Indenture Trustee may from time to time make reasonable regulations and may make reasonable variations to the regulations as it thinks fit with respect to:
(a)	the voting by proxy by Noteholders and the form of instrument appointing proxies and the manner in which the same will be executed and with respect to the production of the authority of any Person signing on behalf of the giver of the proxy;

(b)	the lodging of instruments appointing proxies at any place or places and in such custody as the Indenture Trustee directs and the time, if any, before the holding of the meeting or adjourned meeting by which the same must be deposited;

(c)	the forwarding by the custodian thereof of particulars of instruments appointing proxies by letter, cable, telegraph, facsimile or electronic messaging system before the meeting to the Trust or to the Indenture Trustee or to the chairperson of the meeting;

(d)	the issue of voting certificates to holders of Book-Entry Notes which voting certificates shall entitle the holders named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders so named in such voting certificates were the actual registered holders of Definitive Notes; and

(e)	any other matters it deems necessary for the proper conduct of the meeting.
Any regulations so made will be binding and effective and votes given in accordance therewith will be valid and will be counted. Instruments appointing proxies, the particulars of which are forwarded in accordance with the regulations, will confer the same right to vote as though the instruments themselves were produced at the meeting. Save as herein otherwise specified, the only Persons who will be recognized at any meeting of Noteholders as the holders of Notes or as entitled to vote or be present at the meeting in respect thereof will be Noteholders to which such meeting relates and holders of proxies of such Noteholders.

11.11 The Trust and Indenture Trustee.
          Each of the Issuer Trustee, the Financial Services Agent, the Financial Services Sub-Agent, the Indenture Trustee, the Related Credit Enhancers and the Related Rating Agencies, by their respective employees, representatives, officers and directors, and the legal advisors of such parties, may attend any meeting of any Noteholders, but will not as such have a vote.
11.12 Powers Exercisable by Extraordinary Resolution of all Noteholders.
(1)	In addition to any powers hereinbefore given, the Noteholders generally shall by Extraordinary Resolution of all Noteholders have the power to:
(a)	subject to Sections 9.9, 12.3(2) and 12.3(3), require the Indenture Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture;

(b)	sanction the release of the Trust from its covenants and obligations hereunder;

(c)	remove the Indenture Trustee from office and appoint a new Indenture Trustee hereunder;

(d)	without limiting Section 13.3, permit or direct the Indenture Trustee to sanction or consent to any amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance with, any Programme Agreement (including this Indenture but other than a Related Supplement) which would otherwise not be permitted hereunder, provided however that where such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance, would, in the opinion of the Indenture Trustee materially adversely affect the rights or interests of a Credit Enhancer or any other Specified Creditor, the consent of such Credit Enhancer or other Specified Creditor shall be required;

(e)	assent to any compromise or arrangement by the Trust with any creditor, creditors or class or classes of creditors or with the holder of any securities of the Trust;

(f)	restrain any holder of any Note from taking or instituting any suit, action or proceeding for the recovery of amounts payable under such Note or hereunder or for the execution of any trust or power hereunder or for the appointment of a Receiver or trustee in bankruptcy or the winding up of the Trust or for any other remedy hereunder and to direct such holder of any Note to waive any Related Event of Default on which any suit or proceeding is founded;
(g)	direct any Noteholder bringing any action, suit or proceeding and the Indenture Trustee to waive the Related Event of Default in respect of which such action, suit or proceeding shall have been brought;

(h)	direct the Indenture Trustee to request the appointment of a successor Financial Services Agent or Financial Services Sub-Agent pursuant to Section 6.1(h), or to terminate the Financial Services Sub-Agency Agreement or Section 2.2 thereof in accordance with Section 6.1 thereof;

(i)	appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) to exercise, and to direct the Indenture Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the Extraordinary Resolution appointing the committee. The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedures generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; and

(j)	take any other action authorized by this Indenture or directed under any other Programme Agreement to be taken by Extraordinary Resolution.
(2)	Notwithstanding any other provision of this Indenture, (i) no change whatsoever to (x) the payee of a Note may be made without the consent of the holder of such Note; (y) the date of maturity of a Note, the principal amount or currency of a Note, the interest rate or premium payable on a Note, if any, the place of payment of a Note, or the amount or timing of distributions which are required to be made on a Note, may be made without the consent of the holders of not less than 95% of the aggregate principal amount of each Series or Class of Notes affected by such change; or (z) the percentage specified in the definition of “Extraordinary Resolution” in Section 11.15 for passage of a resolution may be made without the consent of the holders of not less than 95% of the aggregate principal amount of each Series or Class adversely affected; and (ii) no Extraordinary Resolution may be adopted which adversely affects the rights, duties or immunities under this Indenture or otherwise of the Indenture Trustee without the express written consent of the Indenture Trustee.
11.13 Powers Exercisable by Extraordinary Resolution of Holders of Series.
(1)	The Noteholders of each particular Series shall, in addition to any powers herein given to holders of Notes generally and to the exclusion of the Noteholders of all other Series, have the power, exercisable from time to time by Extraordinary Resolution, to sanction and agree to (and to direct the Indenture Trustee to sanction and agree, or, as applicable, consent, to) any amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance with, any of the provisions of any Programme Agreement (including this Indenture or the Related Supplement) to the extent affecting such Notes (as compared to Notes of another Series) solely or otherwise in a manner or to an extent differing from that in or to which it affects the rights of the Noteholders of any other affected Series (including waiving any Related Event of Default), or to sanction the sale, exchange or other disposition of Related Collateral or any part thereof for such consideration as may be specified in the Extraordinary Resolution; provided, in each case, that (i) such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance, or sale, exchange or other disposition, does not adversely affect the rights or interests of the Noteholders of any other Series, as determined by the Indenture Trustee relying on the advice of Counsel; and (ii) where such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance, would, in the opinion of the Indenture Trustee materially adversely affect the rights or interests of a Credit Enhancer or any other Specified Creditor (other than a Noteholder of such Series), the consent of such Credit Enhancer or other Specified Creditor shall be required.

(2)	If any business to be transacted at a meeting of Noteholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.18, affects the rights of the Noteholders of one or more Series in the manner described in Section 11.13(1), then:
(a)	reference to such fact, indicating each Series so affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

(b)	the Noteholders of a Series so affected shall not be bound by an action taken or power exercised at a meeting of Noteholders generally, or at a serial meeting or by instrument in writing under Section 11.18 unless, in addition to compliance with the other provisions of this Article 11, such action is taken or power exercised by resolution of the Noteholders of such Series as follows:
(i)	at such serial meeting:
(A)	there is present a quorum consisting of Noteholders holding either in person or by proxy not less than 25% of the aggregate principal amount then outstanding of the Notes of such Series so affected (subject to the provisions of this Article 11 as to adjourned meetings); and

(B)	the resolution is passed by an Extraordinary Resolution of the Noteholders of such Series so affected; or
(ii)	by a written instrument signed in one or more counterparts by the holders of not less than 66 2/3% of the aggregate principal amount then outstanding of the Notes of such Series so affected.
(3)	Notwithstanding any of the provisions hereof, if any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.18, does not in the opinion of the Indenture Trustee materially adversely affect the rights or interests of the Noteholders of one or more particular Series, the provisions of this Article 11 shall apply as if the Notes of such Series were not outstanding and no notice of any such meeting need be given to the Noteholders of such Series. For greater certainty, but without limiting the generality of the foregoing:
(a)	a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular Series are outstanding shall be deemed not to adversely affect the rights of the Noteholders of any other Series; and

(b)	the Noteholders of any Series not adversely affected by any proposal to be submitted to a serial meeting in accordance with Section 11.13(2) shall not have the right to attend at such serial meeting or to vote on or otherwise approve or reject such proposal.
11.14 Powers Exercisable by Extraordinary Resolution of Holders of Class.
            If any business to be transacted at a meeting, or any action to be taken or power to be exercised by an instrument in writing under Section 11.13(2), affects the rights relating to a Class of Notes of a particular Series in a manner or to an extent substantially differing from the manner in or to an extent differing from that in or to which it affects the rights of the Noteholders of another affected Class of Notes of such particular Series (as determined by the Indenture Trustee, relying on the advice of Counsel) then:

(1)	reference to such fact, indicating the Class of Notes so affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “Class meeting”; and

(2)	the Noteholders of the Class of Notes so affected shall not be bound by any action taken or power exercised at a meeting of Noteholders generally or at a serial meeting or by an instrument in writing under Section 11.18, unless in addition to compliance with the other provisions of this Article 11, such action is taken or power exercised by resolution of the Noteholders of such Class of Notes as follows:
(a)	at such Class meeting:
(i)	there is present a quorum consisting of Noteholders holding in person or by proxy not less than 25% of the aggregate principal amount then outstanding of the Notes of such Class so affected (subject to the provisions of this Article 11 as to adjourned meetings); and

(ii)	the resolution is passed by an Extraordinary Resolution of the Noteholders of such Class so affected; or
(b)	by a written instrument signed in one or more counterparts by the holders of not less than 66 2/3% of the aggregate principal amount then outstanding of the Notes of such Class so affected.
11.15 Meaning of “Extraordinary Resolution”.
          “Extraordinary Resolution”, wheresoever used herein, subject as hereinafter in this Article 11 provided, means a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Noteholders (or the applicable Series or Class of Notes, as the case may be) at which there are Noteholders present in person or by proxy representing at least 25% of the aggregate principal amount of the applicable Notes (or applicable Series or Class of Notes, as the case may be) then outstanding to which such meeting relates and passed by the favourable votes of the holders of not less than 66 2/3% of the aggregate principal amount of the applicable Notes (or applicable Series or Class of Notes, as the case may be) represented at the meeting and voted on a poll upon such resolution. If, at any such meeting, the holders of 25% of the aggregate principal amount of such Notes (or applicable Series or Class of Notes, as the case may be) then outstanding to which such meeting relates are not present in person or by proxy within 30 minutes after the time fixed for holding the meeting, then the meeting, if convened by or on the requisition of Noteholders, will be dissolved; but in any other case the meeting will stand adjourned to such date, being not less than 15 days nor more than 60 days later and to such place and time as may be appointed by the chairperson. Not less than 10 days’ notice will be given to Noteholders of the time and place of such adjourned meeting, in the manner provided in Section 14.3. Such notice will state that at the adjourned meeting, the Noteholders present in person or by proxy will constitute a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders present in person or by proxy will constitute a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 11.15 will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that they may not represent 25% of the aggregate principal amount of the Notes (or applicable Series or Class of Notes, as the case may be) then outstanding to which such meeting relates. Votes on an Extraordinary Resolution will always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary. The Trust shall give notice to the Related Rating Agencies, the Related Originators and the Related Credit Enhancers of any resolution passed as an Extraordinary Resolution.
11.16 Powers Cumulative.
          It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the rights of the Noteholders to exercise the same or any other power or combination of powers thereafter from time to time.
11.17 Minutes.
          Minutes of all resolutions and proceedings at every meeting as aforesaid will be made and duly entered in books to be provided for that purpose by the Indenture Trustee at the expense of the Trust and any such minutes as aforesaid, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of Noteholders to which such meeting relates, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, with respect to the proceedings of which minutes have been made, will be determined to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.
11.18 Instruments in Writing.
          All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as provided in this Article 11 may also be taken and exercised by a document in writing signed in one or more counterparts by the holders of the applicable percentage of aggregate principal amount of Notes (or applicable Series or Class of Notes, as the case may be) then outstanding. Every such document relating to any or all of such actions or powers shall have the same force and effect as a resolution duly passed at a meeting of the holders of the Notes (or applicable Series or Class of Notes, as the case may be), called for purpose of providing such action or power, and for greater certainty, the term “Extraordinary Resolution” when used herein shall include any such document signed by the applicable percentage of the aggregate principal amount of Notes (or applicable Series or Class of Notes, as the case may be) then outstanding.

11.19 Binding Effect of Resolutions.
           Subject to Sections 11.13 and 11.14, every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 11 at a meeting of Noteholders will be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.18 will be binding upon all the Noteholders whether signatories thereto or not, and each and every Noteholder and the Indenture Trustee (subject to the provisions for its indemnity contained in Section 12.3(2)) will be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.
ARTICLE 12
THE INDENTURE TRUSTEE
12.1 Trust Indenture Legislation.
(1)	In this Article 12, the term “applicable legislation” means the provisions, if any, of the Trust and Loan Companies Act (Canada) and any other statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of entities issuing debt obligations under trust indentures, to the extent that in the opinion of counsel to the Trust such provisions are at the time in force and applicable to this Indenture.

(2)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.

(3)	The Trust and the Indenture Trustee agree that each will at all times in relation to this Trust Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.
12.2 Rights and Duties of Indenture Trustee.
(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Indenture Trustee will act honestly and in good faith with a view to the best interests of the Specified Creditors as a whole and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Indenture Trustee shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, made in good faith by it or for anything which it may do or refrain from doing in good faith in connection herewith, except arising out of its own wilful misconduct or negligence.

(2)	Every provision of this Indenture that by its terms relieves the Indenture Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of Sections12.2(1) and Sections 12.3 and 12.4.
12.3 Conditions Precedent to Indenture Trustee’s Obligation to Act.
(1)	The Indenture Trustee shall not be bound to give any notice or do or take any act, action or proceeding pursuant hereto unless and until it shall have been required so to do under the terms hereof. The Indenture Trustee shall not be required to take notice of any Related Event of Default or Related Default hereunder, other than in payment of any money required by any provision hereof to be paid to it, unless and until notified in writing of such Related Event of Default or Related Default, which notice shall distinctly specify the Related Event of Default or Related Default desired to be brought to the attention of the Indenture Trustee and, in the absence of any such notice, the Indenture Trustee may for all purposes of this Indenture conclusively assume that the Trust is not in default hereunder and that no Related Event of Default or Related Default has occurred.

(2)	The Indenture Trustee will not be bound to do, observe or perform or see to the observance or performance by the Trust of any of the obligations herein imposed upon the Trust or of the covenants on the part of the Trust herein contained, nor to take or continue any steps to enforce the security hereof, nor in any way to supervise or interfere with any of the activities of the Trust, unless and until the Related Obligations Secured have become due and payable pursuant to Section 8.2 and then only after it has been indemnified and provided with sufficient funds, in each case, to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

(3)	None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid or to give any bond or security in respect of the trust and powers of this Indenture.

(4)	The Indenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Noteholders at whose instance it is acting to deposit with the Indenture Trustee the Notes held by them, for which Notes the Indenture Trustee shall issue receipts.
12.4 Experts and Advisors; Remuneration.
(1)	The Indenture Trustee may, in the exercise of all or any of the trusts, powers and discretions vested in it hereunder act by its officers, representatives or employees. The Indenture Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon terms and conditions and subject to regulations as the Indenture Trustee may think to be in the best interests of the Specified Creditors as a whole.
(2)	The Indenture Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Financial Services Agent, the Financial Services Sub-Agent or from the auditors, Counsel or other professional advisors or experts of the Indenture Trustee, the Financial Services Sub-Agent or the Financial Services Agent and shall not be responsible or held liable for any loss or damage resulting from so relying or acting if the Indenture Trustee acted in good faith in relying upon the advice received. The Indenture Trustee is entitled to rely and act upon the genuineness and authenticity of any writing, paper, document or instrument submitted to it by any Person, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

(3)	The Indenture Trustee may, but is not required to, employ or consult any agents or other assistants (including, without limitation, Counsel, accountants, appraisers, other experts, agencies and advisors) as it may reasonably require for the proper determination and discharge of its duties hereunder or any agreement entered into in connection herewith, and will not be responsible for any negligence or wilful misconduct on the part of any agents or other assistants or for any liability incurred by any Person as a result of not appointing such agents or other assistants, provided that in appointing such agents or other assistants it has acted in accordance with Section 12.2(1), and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof without taxation of any costs or fees of any Counsel, and the Indenture Trustee will be entitled to receive reasonable remuneration for all services performed by it in the discharge of the trusts hereof and compensation for all disbursements, costs, liabilities and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. All such remuneration, disbursements, costs, liabilities and expenses and all remuneration and expenses incidental to the preparation, execution and recording of this Indenture, any Related Supplement or any instrument ancillary or supplemental hereto and to the creation of the Notes, whether done by or owing to the Indenture Trustee or done or incurred at the request of the Indenture Trustee or the Trust, will bear interest at a rate per annum equal to the then current rate of interest charged by the Indenture Trustee from time to time so long as the same is commercially reasonable, from the date of invoice in the case of Indenture Trustee’s remuneration until the date of reimbursement and will (together with such interest) be payable by the Trust upon demand and will until paid form part of the Obligations Secured entitled to the security hereby constituted and will be payable out of any funds coming into the possession of the Indenture Trustee in accordance with the terms of this Indenture and the Related Supplement.

(4)	Wherever by this Indenture the Indenture Trustee is authorized to employ or consult Counsel and to pay costs secured by the security constituted hereby, the costs need not be taxed unless the Indenture Trustee deems it necessary to tax the same but may be agreed to by the Indenture Trustee and paid as a lump sum. No costs paid by the Indenture Trustee pursuant to this Section 12.4(4) in good faith will be disallowed in the taking of any accounts by reason only of the fact that the costs are greater than they might have been if taxed, or by reason of their not being taxed, but the costs so paid by the Indenture Trustee will, if not improperly incurred by it, be allowed and paid to the Indenture Trustee and will until paid form part of the Obligations Secured entitled to the security created by the applicable Related Supplement and will be payable out of any funds coming into the possession of the Indenture Trustee in accordance with the terms of this Indenture and such Related Supplement. Any Counsel employed or consulted by the Indenture Trustee may be, but need not be, counsel for the Trust.
12.5 Evidence of Compliance, Certificates of the Trust and Written Orders.
(1)	The Trust will furnish, on or before March 31 of each year, to the Indenture Trustee:
(a)	a Certificate of the Trust stating that the conditions of this Indenture with respect to the satisfaction and discharge of this Indenture and each Related Supplement have been complied with in accordance with the terms of this Indenture or, to the extent not complied with, outlining such non-compliance and what the Trust proposes to do with respect thereto; and

(b)	a Certificate of the Trust stating the balance outstanding of the Obligations Secured, including, without limitation, the particulars and amounts of any Notes outstanding as at December 31 of the previous year.
(2)	The Certificates of the Trust referred to in Section 12.5(1) shall include a statement by the individual in his stated capacity certifying that he or she has read and understands the conditions of the Indenture and each Related Supplement relating to the matter in question and declaring that he or she has made such examinations or investigations as he or she believes necessary to enable him or her to make the statements or give the opinions contained or expressed therein.

(3)	Except where some other mode of proof is required by this Indenture, the Indenture Trustee will be at liberty to accept a Certificate of the Trust (i) as to any statement of facts as conclusive evidence of the truth of the statement; (ii) as to any particular act or transaction or step or thing which, in the opinion of the individual or officer so certifying, is expedient, as sufficient evidence that the act, transaction, step or thing is expedient; and (iii) as to any expenditure made or indebtedness incurred by the Trust or any successor trustee to the Trust as sufficient evidence that the expenditure or indebtedness was made or incurred for the purpose set forth in the Certificate of the Trust, and, in each case, the Indenture Trustee will be in no way bound to call for further evidence or be responsible for any loss that may be occasioned by its failing to do so. However, the Indenture Trustee may cause to be made any independent investigations as it may reasonably require and the expense thereof (together with interest at a rate per annum equal to the then current rate of interest charged by the Indenture Trustee from time to time so long as the same is commercially reasonable, from the date of the Indenture Trustee’s expenditure to the date of its reimbursement) will be paid by the Trust upon demand and will until paid by the Trust form part of the Obligations Secured entitled to the security constituted by the applicable Related Supplement and will be payable out of any funds coming into the possession of the Indenture Trustee in accordance with the terms of this Indenture and such Related Supplement. If, as a result of any independent investigation, the Indenture Trustee is not satisfied as to any matter or thing set forth in the Certificate of the Trust, the Indenture Trustee may refuse to act thereon.
(4)	Wherever applicable legislation requires that evidence be in the form of a statutory declaration, the Indenture Trustee may accept such statutory declaration in lieu of a Certificate of the Trust.

(5)	The Indenture Trustee will not be bound to act in accordance with any order, direction or request of the Trust, the Issuer Trustee, the Financial Services Sub-Agent or the Financial Services Agent until a Written Order has been delivered to the Indenture Trustee, and the Indenture Trustee will be fully empowered to act and will be fully protected from all liability in acting upon any instruments purporting to be Written Orders and believed by the Indenture Trustee to be genuine.

(6)	The regularity and validity of all acts, consents, requests and directions of the Trust will, for the protection of the Indenture Trustee, be deemed conclusively proved by a Certificate of the Trust or a Written Order, as the case may be.
12.6 Instruments Held By Indenture Trustee.
           The Indenture Trustee will be at liberty to place all instruments or other securities or deeds or other documents of title comprising part of the Collateral in safekeeping with any Canadian chartered bank or trust company (which may be an Affiliate of the Indenture Trustee) and the Indenture Trustee will not be responsible for any loss incurred in connection with any such placement. The Indenture Trustee may pay out of any funds in the possession of the Indenture Trustee all sums required to be paid on account of or in respect of any such placing.

12.7 Protection of Indenture Trustee.
              By way of supplement to any law for the time being relating to trustees, it is expressly declared and agreed as follows:
(a)	the Indenture Trustee will not be bound to give notice to any Person of the execution hereof or of the charge of this Indenture unless and until any of the security hereby constituted has become enforceable and the Indenture Trustee has determined or become obliged to enforce the same;

(b)	the Indenture Trustee will not be liable for or by reason of any failure or defect of title to or any lien, charge or encumbrance upon any of the Collateral or for or by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture or in the Notes or be required to verify the same, but all statements or implications will be deemed to have been made by the Trust only, and it will not be the duty of the Indenture Trustee, except as herein otherwise specifically provided, to see to or require evidence of the registration or filing or renewal of this Indenture, or any other indenture or writing by way of mortgage, pledge, charge, transfer or assignment of or upon any of the Collateral or any part thereof or upon any other property of the Trust or to procure any mortgage, pledge or charge or other additional instrument of further assurance or to do any other act for the continuance of the security constituted hereby or for giving notice of the existence of any of the security constituted hereby or for extending or supplementing the same, or to insure or keep insured or require evidence of insurance against loss or damage by fire or otherwise the Collateral or any part thereof, or to keep itself informed or advised as to the payment by the Trust of any taxes or assessments or premiums of insurance or other payments which the Trust should make or to require payments to be made;

(c)	the Indenture Trustee will not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Trust or of any Person on whose signature the Indenture Trustee may be called upon or entitled to act or refrain from acting under this Indenture;

(d)	the Indenture Trustee will not incur any liability or responsibility whatsoever in consequence of permitting or suffering the Trust to retain or to be in possession of any part of any of the Collateral and to use and enjoy the same unless herein expressly otherwise provided; nor will the Indenture Trustee be or become responsible or liable for any destruction, deterioration, loss, injury or damage which may occur or be done by the Trust or by any other Person to any of the Collateral, or be in any way responsible for the consequence of any breach on the part of the Trust of any of the covenants herein contained or of any acts of servants or agents of the Trust;
(e)	the Indenture Trustee may buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Trust, the Financial Services Agent, the Financial Services Sub-Agent or the Issuer Trustee without being liable to account for any profits made thereby;

(f)	the Indenture Trustee shall not be liable for or by reason of any statements of fact or recital in this Indenture or in the Notes or required to verify the same, but all said statements or recitals are and shall be deemed to be made by the Trust;

(g)	subject to Section 12.2(1), no property or assets of the Indenture Trustee owned in its personal capacity will be subject to levy, execution or other enforcement procedure arising under or in connection with this Indenture;

(h)	the Indenture Trustee shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Trust of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Trust;

(i)	the Trust hereby indemnifies and saves harmless the Indenture Trustee, its directors, officers, representatives, employees and agents from and against any and all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, liabilities and obligations whatsoever, including without limitation, legal fees and disbursements on a solicitor and his own client basis and costs and expenses incurred in connection with enforcement of this indemnity, which the Indenture Trustee or any of the foregoing Persons may suffer or incur, whether at law or in equity, in any way caused by or arising, directly, or indirectly, in respect of anything done, omitted to be done or permitted to be done by the Indenture Trustee or any of the foregoing Persons in or about or in relation to the execution of the Indenture Trustee’s duties as Indenture Trustee including, without limitation, anything done or omitted to be done in relation to the registration, perfection, release or discharge of security; provided that the foregoing indemnification shall not apply in respect of anything done, omitted to be done or permitted to be done by the Indenture Trustee arising from or in connection with the wilful misconduct or negligence of the Indenture Trustee, its officers or employees. The Trust hereby agrees that the Indenture Trustee is the trustee for its directors, officers, representatives, employees and agents for the purpose of the foregoing indemnification and that this indemnification shall survive the termination or discharge of this Indenture and the resignation or replacement of the Indenture Trustee;

(j)	the Indenture Trustee shall not be required to give security for the execution of the trusts or its conduct or administration under this Indenture; and

(k)	the Indenture Trustee will not be required to disburse money according to this Indenture except to the extent that money has been deposited with it.
12.8 Resignation or Removal of Indenture Trustee; Conflict of Interest.
(1)	The Indenture Trustee may resign its trust upon giving 60 days’ prior notice in writing to the Trust, the Financial Services Agent, the Financial Services Sub-Agent and the Rating Agencies or such shorter notice as the Trust and the Rating Agencies may accept as sufficient, provided that no such voluntary resignation shall be effective until a replacement Indenture Trustee acceptable to the Trust and the Rating Agencies, acting reasonably, has been appointed and has executed a written agreement whereby such replacement Indenture Trustee agrees to assume the obligations of the Indenture Trustee hereunder. The Indenture Trustee shall resign if a material conflict of interest arises in its role as a trustee under this Indenture that is not eliminated within 90 days after the Indenture Trustee becomes aware that it has such a material conflict of interest; provided that no such resignation shall be effective until a replacement Indenture Trustee acceptable to the Trust and that satisfies the Rating Agency Condition has been appointed and has executed a written agreement whereby such replacement Indenture Trustee agrees to assume the obligations of the Indenture Trustee hereunder. Forthwith after the Indenture Trustee becomes aware that it has a material conflict of interest it shall provide the Trust, the Financial Services Agent, the Financial Services Sub-Agent and the Rating Agencies with written notice of the nature of that conflict. Upon resignation in accordance with this Section 12.8(1) or removal in accordance with Section 12.8(2), the Indenture Trustee shall be discharged from all further duties under this Indenture. If, notwithstanding the foregoing provisions of this Section 12.8(1), the Indenture Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Indenture Trustee contravenes the foregoing provisions of this Section 12.8(1), any interested party may apply to the Ontario Superior Court of Justice for an order that the Indenture Trustee be replaced as trustee hereunder. The Indenture Trustee represents to the Trust and to each Noteholder that at the time of the execution and delivery hereof no material conflict of interest exists in the Indenture Trustee’s role as a fiduciary hereunder.

(2)	The Noteholders of all outstanding Series and Classes may at any time, by Extraordinary Resolution, remove the Indenture Trustee and appoint a replacement Indenture Trustee.

(3)	In the event of the Indenture Trustee resigning or being removed or being dissolved or wound-up, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Trust shall forthwith appoint a replacement Indenture Trustee that satisfies the Rating Agency Condition unless a replacement Indenture Trustee has already been appointed by the Noteholders pursuant to Section 12.8(2); failing which the retiring Indenture Trustee, at the expense of the Trust, or any Specified Creditor may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct, for the appointment of a replacement Indenture Trustee. Any replacement Indenture Trustee so appointed by the Issuer Trustee or by the Court shall be subject to removal by the Noteholders. Any replacement Indenture Trustee appointed under any provision of this Section 12.8 shall be a corporation authorized to carry on a trust business as contemplated hereby in each of the provinces and territories of Canada.

(4)	The expense of any act, document or other instrument or thing required under this Section 12.8 will be satisfied from the Asset Interests according to their Related Proportionate Shares.

(5)	Subject to Section 12.8(1), any replacement Indenture Trustee shall, forthwith upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts hereunder, with like effect as if originally named as Indenture Trustee herein. Nevertheless, upon the written request of the replacement Indenture Trustee or of the Trust, the Indenture Trustee ceasing to act shall, upon payment of its outstanding remuneration and expenses, execute and deliver an instrument assigning and transferring to such replacement Indenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Indenture Trustee to the replacement Indenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Trust be required by any replacement Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on the request of the replacement Indenture Trustee, be made, executed, acknowledged and delivered by the Trust.
12.9 Authority to Carry on Business.
           The Indenture Trustee represents to the Trust that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada. If, notwithstanding the provisions of this Section 12.9, the Indenture Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Notes issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be authorized to carry on a trust business as contemplated hereby in each of the provinces and territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 12.8 and subject to the provisions thereof in respect of the date on which such resignation will be effective.
12.10 Power of Attorney for Quebec Registrations.
(1)	The Indenture Trustee is hereby appointed and accepts its appointment as fonde de pouvoir (power of attorney) of all present and future Specified Creditors as contemplated by article 2692 of the Civil Code of Quebec to enter into, to take and to hold, on behalf of and for the benefit of each of the Specified Creditors, any hypothec granted to secure payment of bonds or other titles of indebtedness issued to secure or evidence the Obligations Secured, and to exercise such powers and duties which are conferred upon the Indenture Trustee under any deed of hypothec or herein or under any other agreement. The Indenture Trustee is hereby appointed and accepts such appointment as the bondholder and mandatary for the Specified Creditors with respect to bonds or other titles of indebtedness issued and pledged in favour of the Indenture Trustee, for the benefit of the Specified Creditors, to secure or evidence the Obligations Secured. Any Person who becomes a Specified Creditor shall be deemed to have consented to and confirmed the Indenture Trustee as fonde de pouvoir and to have ratified as of the date such Person becomes a Specified Creditor all actions taken by the fonde de pouvoir. For greater certainty, the purchase of any Note by any Noteholder shall constitute ratification by such Noteholder of the power of attorney of the Indenture Trustee constituted hereunder and the incurrence of any debt by the Trust with the other Specified Creditors pursuant to the applicable Programme Agreement shall constitute such ratification by such Specified Creditor of such power of attorney constituted hereunder. The execution by the Indenture Trustee, acting as fonde de pouvoir and bondholder and mandatary, prior to the execution of this Indenture of any deeds of hypothec, pledges or other similar documents is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Indenture Trustee may acquire and be the holder of any bond issued by the Trust (i.e. the fonde de pouvoir may acquire and hold the first bond issued under any deed of hypothec by the Trust). The Indenture Trustee, acting as fonde de pouvoir, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Indenture Trustee in this Indenture, which shall apply mutatis mutandis. Without limitation, the provisions of the Indenture regarding the resignation and appointment of a successor to the Indenture Trustee shall apply mutatis mutandis to the resignation and appointment of a successor to the Indenture Trustee acting as fondé de pouvoir.

(2)	The Indenture Trustee hereby appoints the Trust and its duly authorized agents and their successors to be its attorney in the Province of Quebec specifically for the purposes of doing only those things which the Trust may lawfully do by attorney for the purpose of (i) discharging, releasing, reassigning, retroceding, waiving or subordinating any Security Interest in respect of any of the Asset

Interests forming part of the Collateral where full or partial payment of such Asset Interest is made to an Originator or Servicer in the ordinary course of business and such payment would entitle the obligor of such account receivable to the registration of a full or partial discharge pursuant to article 3065 of the Civil Code of Quebec; and (ii) consenting to the discharge, release, reassignment, retrocession, waiver or subordination of any Security Interest in respect of any personal or moveable real rights not forming part of the Collateral including in the case of both (i) and (ii) endorsing the Indenture Trustee’s name on any consents, filings, registrations or other documents in furtherance thereof.
12.11 Sub-attorney for Quebec Discharges.
            The Indenture Trustee hereby authorizes the Trust and its duly authorized agents to appoint any other Person as sub-attorney and to delegate its powers pursuant to Section 12.10 provided that the Trust is solely responsible for the acts and omissions of any of its duly authorized agents and their successors, agents and sub-attorneys who have been delegated powers under Section 12.10.
12.12 Revocation of Appointment.
            The appointment of the Trust pursuant to Section 12.10(2) may be revoked by the Indenture Trustee at any time in respect of Related Collateral by notice in writing to the Trust upon a Significant Event having occurred in respect of Related Programme Agreements, but only so long as it is continuing, and shall be automatically revoked in respect of Related Collateral upon a Related Event of Default.
12.13 Acknowledgement by Specified Creditors.
            The Specified Creditors shall be deemed to have consented to and confirmed the Indenture Trustee’s appointment of the Trust and its duly authorized agents as its attorney in accordance with Section 12.10(2) and any subdelegation as contemplated by Section 12.11.
12.14 Successor Indenture Trustee By Merger.
            If the Indenture Trustee consolidates with, amalgamates, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting successor or transferee corporation without any further act, formality or instrument shall be the successor Indenture Trustee under this Indenture and each other Programme Agreement to which the Indenture Trustee is a party; provided, that such corporation shall be otherwise qualified and eligible under Section 12.15. The Indenture Trustee shall provide the Rating Agencies and the Trust written notice of any such transaction.
            If at the time such successor(s) by amalgamation, merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been certified but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so certified; and if at that time any of the Notes shall not have been certified, any successor to the Indenture Trustee may certify such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates of authentication shall have the full force and effect to the same extent given to the certificate of authentication of the Indenture Trustee anywhere in the Notes or in this Indenture.
12.15 Eligibility; Disqualification.
          An Indenture Trustee must at all times (a) be a corporation organized under the laws of Canada or any province thereof, (b) be licensed, qualified or authorized to carry on business in all provinces and territories of Canada, (c) be authorized under such laws to exercise corporate trust powers, (d) be subject to supervision or examination by federal or provincial authority, (e) (i) if there is no Rating Agency then rating any Notes, (x) have risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, have a combined capital and surplus of at least $50,000,000 or (y) be a wholly owned subsidiary of a Canadian or United States entity which has risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, have a combined capital and surplus of at least $50,000,000, and have long-term unsecured debt obligations that are rated by two or more rating agencies in a generic rating category which denotes investment grade, or (ii) if any Rating Agency is then rating any Notes, satisfy the Rating Agency Condition, (f) (i) be a wholly-owned direct or indirect subsidiary of a Canadian chartered bank listed in Schedule I of the Bank Act (Canada), a trust company organized under the Trust and Loan Companies Act (Canada) or a United States banking or trust institution or (ii) be wholly-owned directly or indirectly by any such Person, and (g) be a resident of Canada for purposes of the ITA.
12.16 Acceptance of Trusts by Indenture Trustee.
          The Indenture Trustee hereby accepts the trusts in this Indenture declared and provided and agrees to perform the same upon the terms and conditions herein set forth.
12.17 Confidentiality.
          At all times (including, without limitation, at any time after the Indenture Trustee should resign or be discharged from the trusts and powers reposed in or conferred on it by this Indenture), the Indenture Trustee (or the trustee so resigning and being discharged, as the case may be) will treat as confidential all information relating to the Trust, the Trust Property and the transactions contemplated by the Programme Agreements obtained by it in its capacity as Indenture Trustee. The Indenture Trustee shall have the right to disclose any information disclosed or released to it if in the opinion of legal counsel to the Indenture Trustee it is required to disclose such information under any applicable laws, court order or administrative directions; provided that it shall, as soon as reasonably practical in the circumstances, give written notice to the Trust of its intention to so disclose such information. The Indenture Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

ARTICLE 13
SUPPLEMENTAL INDENTURES AND AMENDMENTS
13.1 Supplemental Indentures.
(1)	From time to time, the Indenture Trustee and the Trust may, in addition to any Related Supplements, without the consent of the Specified Creditors, make, execute, acknowledge and deliver deeds or indentures supplemental hereto which thereafter will form part hereof, for any one or more of the following purposes:
(a)	mortgaging, pledging, assuring, confirming or transferring to, or vesting in, the Indenture Trustee, or charging in favour of the Indenture Trustee, any property now owned or hereafter acquired by the Trust, and providing that the same will become and be part of any Related Collateral;

(b)	correcting or amplifying the description of any property in which security is hereby specifically granted or intended so to be;

(c)	adding to the limitations or restrictions herein specified further limitations or restrictions thereafter to be observed upon the amount of the issue of Notes hereunder or upon the dealing with the property of the Trust, or upon the release of property forming part of the Collateral; provided that, in each case, the Indenture Trustee is of the opinion that the further limitations or restrictions will not materially adversely affect the rights or interests of the Specified Creditors;

(d)	adding to the covenants of the Trust herein contained for the protection of the Specified Creditors or providing for Related Events of Default in addition to those herein specified;

(e)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which, in the opinion of the Indenture Trustee, will not materially adversely affect the rights or interests of the Specified Creditors;

(f)	evidencing the succession, or successive successions, of any other Person to the Trust or the Issuer Trustee and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(g)	providing for altering the provisions of this Indenture in respect of the issuance, certification, exchange or transfer of Notes;

(h)	giving effect to any Extraordinary Resolution passed as provided for in Article 11;

(i)	subject to satisfaction of the Rating Agency Condition in respect of each Series then outstanding, any other purposes considered appropriate by the Indenture Trustee and which, in the opinion of the Indenture Trustee will not materially adversely affect the rights and interests of the Specified Creditors;
provided, however, that the Indenture Trustee may, in its sole discretion, decline to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise at such time when it becomes operative.
(2)	Subject to Section 11.12(2), amendments to this Indenture for any purpose other than specified above may be made by the Indenture Trustee and the Trust upon (a) satisfaction of the Rating Agency Condition in respect of each Series then outstanding and (b) approval by Extraordinary Resolution of the Noteholders (or if only some Series or Classes of Notes are affected thereby, the applicable Series or Class of Notes).
13.2 Automatic Amendment.
            Upon the Issuer Trustee ceasing to be the trustee of the Trust, this Indenture will be automatically amended to delete any reference to the name of the trustee so ceasing to be the trustee of the Trust and to substitute therefor the name or names of the successor trustee or trustees as the continuing trustee or trustees of the Trust, as the case may be.
13.3 Amendments to Programme Agreements.
(1)	Subject to Section 13.1, the Indenture Trustee will from time to time, upon receipt of a Written Order, enter into or consent to, as applicable, any proposed amendment, supplementation, modification, restatement, termination, replacement, waiver or consent of or with respect to or postponement of compliance with any term of any of the Programme Agreements, which action may be taken or made without the necessity of obtaining the consent of the Related Specified Creditors with respect to any and all Series if the Trust has delivered a Certificate of the Trust certifying that such amendment, supplementation, modification, restatement, termination, replacement, waiver or consent or postponement could not reasonably be expected to, individually or in the aggregate, materially adversely affect the rights or interests of the holders of the Notes then outstanding of any and all Series and the Rating Agency Condition in respect of any affected Series (or Class thereof) has been satisfied; provided further that if, in the opinion of the Indenture Trustee such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance with would adversely affect the rights or interests of the Noteholders (or any Series or Class thereof), the Indenture Trustee will not enter into or consent to, as applicable, such amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement without, subject to Sections 11.12(2) and 13.3(2), the approval by Extraordinary Resolution of the Noteholders (or applicable Series or Class) that would be adversely affected. Notwithstanding the foregoing, the Indenture Trustee may decline to enter into or consent to, as applicable, a proposed amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance that adversely affects its own rights, duties or immunities under this Indenture or otherwise.
(2)	Notwithstanding anything in Section 13.3(1) to the contrary, no proposed amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance with, any provision of any Programme Agreement may be taken or made pursuant to Section 13.3(1) without the consent of any Related Specified Creditor where such Related Specified Creditor’s consent is expressly required under the Related Supplement.

(3)	It shall not be necessary for the consent of the Noteholders (or of any Series or Class of Notes) under this Section 13.3 or, unless expressly provided in a Related Supplement, the other Related Specified Creditors with respect to any such Notes (or Series or Class of Notes) whose consent is required as contemplated in Section 13.3(2), to approve the particular form of any proposed amendment, supplement, modification, termination, restatement, replacement, waiver or consent to or postponement of compliance but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consent and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee, relying upon the advice of Counsel, may prescribe from time to time.
13.4 Determination of Material Adverse Effect.
            At any time that the Indenture Trustee is required to make a determination as to whether any amendment, supplementation, modification, restatement, termination, replacement, waiver or consent of or with respect to or postponement of compliance with any term of this Indenture or any of the Programme Agreements would (or would in the opinion of the Indenture Trustee) materially adversely affect the rights or interests of any Specified Creditor it may, without limitation, conclusively rely upon, (i) if the matter relates to the rights or interests of any Specified Creditor other than the Noteholders, the written consent of such affected Specified Creditor; and (ii) in any event, a favourable opinion of Counsel, which opinion may rely on such matters as Counsel considers appropriate and reasonable in the circumstances. The receipt of any of the foregoing shall, again, without limitation, be conclusive proof that the respective Specified Creditors will not be materially adversely affected by the amendment or waiver to the Programme Agreements.

ARTICLE 14
NOTICES
14.1 Notice to Trust and Issuer Trustee.
          Any notice, document or other communication required or permitted to be given or delivered to the Trust or the Issuer Trustee hereunder will be in writing and will be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed) or by electronic mail, to the Trust at:

To the Trust:

Fleet Leasing Receivables Trust
c/o BNY Trust Company of Canada
4 King Street West, Suite 1101
Toronto, ON M5H 1B6
CANADA

Facsimile No.: 416-360-1711
Attention: George Bragg
Email: george.bragg@bnymellon.com

with a copy to the Financial Services Agent:

PHH Vehicle Management Services Inc.
2233 Argentia Road
Suite 400
Mississauga ON L5N2X7
CANADA

Facsimile No.: 905-286-5363
Attention: Mark Johnson
Email: mark.johnson@phhmail.com

With a copy to

PHH Arval
940 Ridgebrook Road
Sparks, MD 21152-9390
USA

Facsimile No.: 410-771-2530
Attention: Joseph Weikel
Email: Joseph.weikel@phh.com

     with a copy to the Financial Services Sub-Agent:

BNY Trust Company of Canada
4 King Street West, Suite 1101
Toronto, ON M5H 1B6
CANADA

Facsimile No.: 416-360-1711
Attention: George Bragg
Email: george.bragg@bnymellon.com
and such notice shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile or by electronic mail, on the day of transmittal thereof if given prior to 5:00 p.m. (Toronto time) and on the following Business Day if transmitted on or after 5:00 p.m. (Toronto time). Notwithstanding the foregoing, the Trust may, in its discretion, agree to accept notices and other communications to it hereunder by other means pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
14.2 Notice to Indenture Trustee.
            Any notice, document or other communication required or permitted to be given or delivered to the Indenture Trustee hereunder will be in writing and will be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed) or by electronic mail, to the Indenture Trustee at:

Computershare Trust Company of Canada
100 University Avenue
8th floor
Toronto, Ontario
M5J 2Y1

Facsimile No.: 416-981-9777
Attention: Manager, Corporate Trust
Email: corporatetrust.toronto@computershare.com
and such notice shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile or by electronic mail, on the day of transmittal thereof if given prior to 5:00 p.m. (Toronto time) and on the following Business Day if transmitted on or after 5:00 p.m. (Toronto time). Notwithstanding the foregoing, the Indenture Trustee may, in its discretion, agree to accept notices and other communications to it hereunder by other means pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

14.3 Notice to Noteholders.
          Any notice, document or other communication required or permitted to be given or delivered hereunder to the Noteholders in registered form will be deemed to be validly given if sent to a destination within Canada by first class mail and if sent to a destination outside of Canada by airmail, postage prepaid in each case, or sent by facsimile transmission or electronic mail and confirmed by first class mail in the case of a destination within Canada and airmail in the case of a destination outside of Canada, addressed in each case to the Noteholder at its post office address appearing in the Note Register. Every notice sent by mail will be deemed to have been given on the fifth Business Day following the mailing of the same, unless at the time or within five Business Days following the mailing of the same, postal service is disrupted in which case notice shall be effectively given only when received. Every notice sent by facsimile transmission or electronic mail will be deemed to have been received on the day of transmittal thereof if given prior to 5:00 p.m. (Toronto time) and on the following Business Day if transmitted on or after 5:00 p.m. (Toronto time). Notwithstanding the foregoing, any Noteholder may, in its discretion, agree to accept notices and other communications to it hereunder by other means pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
14.4 Notice to Other Specified Creditors.
          Any notice, document or other communication required or permitted to be given or delivered to (i) a Credit Enhancer will be given in accordance with the Related Credit Enhancement Agreement; (ii) the Financial Services Agent will be given in accordance with the Financial Services Agreement; (iii) the Financial Services Sub-Agent will be given in accordance with the Financial Services Sub-Agency Agreement; (iv) a Servicer or Back-Up Servicer will be given in accordance with the Related Servicing Agreement or agreement with such Back-Up Servicer; (v) an Originator will be given in accordance with the Related Securitization Agreement;(vi) a counterparty pursuant to a Hedging Transaction will be given in accordance with the Related Hedging Transaction; and (vii) any other Specified Creditor will be given in accordance with the relevant document to which such Specified Creditor and the Trust are parties.
14.5 Notice to Rating Agencies.
          Any notice, document or other communication required or permitted to be given or delivered to the Rating Agencies hereunder will be in writing and will be given by delivery to the applicable address provided to the parties hereto by the Rating Agencies or by facsimile transmission or electronic mail. Any such notice delivered 5:00 p.m. (Toronto time) shall be deemed to have been given on the next Business Day.
14.6 Change of Address.
          Any Person referenced above may from time to time notify any other interested Person, in accordance with the provisions hereof, of any change of address which thereafter,

until changed by like notice, shall be the address of such Person for all purposes of this Indenture.
ARTICLE 15
GENERAL
15.1 Evidence of Rights of Specified Creditors.
          Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be executed by the Specified Creditors may be in any number of concurrent instruments of similar tenor and may be signed or executed by the Specified Creditors in person or by attorney duly appointed in writing. The Indenture Trustee may act and rely upon either of the following as proof of the execution of any instrument or of a writing appointing an attorney:
(a)	the certificate of a notary public or other officer, authorized to take acknowledgements of deeds to be recorded at the place where the certificate was made, to the effect that the Person signing the instrument or writing acknowledged to him the execution thereof; or

(b)	an affidavit of a witness of the execution.
15.2 Trust Obligation.
          No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Issuer Trustee or the Indenture Trustee on the Notes or the other debts, liabilities or obligations of the Trust to the other Specified Creditors under this Indenture, any Related Supplement, any Related Programme Agreement or any certificate or other writing delivered in connection herewith or therewith, against: (i) the Indenture Trustee, the Issuer Trustee, the Financial Services Sub-Agent or the Financial Services Agent in their individual capacities, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, officer, director, employee, representative or agent of: (a) the Indenture Trustee, the Issuer Trustee, the Financial Services Sub-Agent or the Financial Services Agent in their individual capacities, (b) any owner of a beneficial interest in the Issuer Trustee, the Indenture Trustee, the Financial Services Sub-Agent or the Financial Services Agent or (c) any successor or assign of the Indenture Trustee, the Issuer Trustee, the Financial Services Sub-Agent or the Financial Services Agent in their individual capacities, except as any such Person may have expressly agreed.
15.3 No Petition.
          The Indenture Trustee, by entering into this Indenture, and each Noteholder and other Specified Creditor, by accepting, making or acquiring a Note or becoming a Specified Creditor, hereby covenants and agrees that they will not at any time institute or encourage against the Trust, or join or acquiesce in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or provincial bankruptcy, insolvency, winding-up or similar law in connection with any obligations relating to the Obligations Secured, this Indenture or any of the other Programme Agreements. The foregoing shall not limit the rights of the Indenture Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Trust by any Person other than the Indenture Trustee. Notwithstanding anything to the contrary contained in this Indenture, no supplemental indenture hereto may modify or amend this Section 15.3 with respect to rights of the Noteholders or the rights of any other Specified Creditors.
15.4 Subordination.
          The Indenture Trustee, by entering into this Indenture, and each Noteholder and other Specified Creditor, by accepting, making or acquiring a Note or becoming a Specified Creditor, acknowledges and agrees that the Obligations Secured represent indebtedness of the Trust and do not represent an interest in any assets (other than the Related Collateral for such Obligations Secured) of the Trust (including by virtue of any deficiency claim in respect of Related Obligations Secured not paid or otherwise satisfied from the Related Collateral for such Obligations Secured and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Trust enters into other securitization transactions or issues any Series of Notes, the Indenture Trustee as well as each Related Specified Creditor acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) of the Trust other than the Related Collateral for such Series and the Related Obligations Secured. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this section, the Indenture Trustee or any Related Specified Creditor either (i) asserts an interest or claim to, or benefit from, assets of the Trust other than the Related Collateral for the Related Obligations Secured due or owing to the Indenture Trustee or such Related Specified Creditor (“Other Assets”) or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of bankruptcy or insolvency laws or otherwise, and whether deemed asserted against or through the Trust or any other Person, the Indenture Trustee and each such Related Specified Creditor further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including bankruptcy or insolvency laws, and whether asserted against the Trust or any other Person). Each Specified Creditor further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 15.4 and the terms of this Section 15.4 may be enforced by an action for specific performance.
15.5 Limited Recourse.
          The Issuer Trustee has entered into this Indenture solely in its capacity as trustee of the Trust and not in its personal capacity. Any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of the Issuer Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations by the Issuer Trustee or for the purpose or with the intention of binding the Issuer Trustee in its personal capacity, but are made and intended for the purpose of binding only the property and assets of the Trust or a specific portion thereof. No property or assets of the Issuer Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Property), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Trust or the Issuer Trustee hereunder. No recourse may be had or taken, directly or indirectly against the Issuer Trustee in its personal capacity, any Beneficiary or any incorporator, Affiliate, shareholder, director, officer, representative, employee or agent of the Issuer Trustee or any predecessor or successor of the Issuer Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Trust or the Issuer Trustee hereunder provided, however, that nothing in this Section 15.5 shall relieve any of the foregoing persons from any liability which such person may otherwise have in such capacity for his/her wilful misconduct or negligence.
15.6 Execution of Counterparts.
          This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and the counterparts together shall constitute one and the same instrument.
15.7 Delivery of Executed Copies.
          Each party acknowledges delivery of a fully executed copy of this Indenture.
[Signature page follows]

          IN WITNESS WHEREOF the parties hereto have duly executed this Indenture.

)	BNY TRUST COMPANY OF
)	CANADA in its capacity as trustee of
)	FLEET LEASING RECEIVABLES
)	TRUST, by its Financial Services Agent,
PHH VEHICLE MANAGEMENT
SERVICES INC.

)
)	By:	/s/ Mark E. Johnson

)		Name: Mark E. Johnson
)		Title: Senior Vice President & Treasurer

)
)
)	COMPUTERSHARE TRUST
)	COMPANY OF CANADA, as
)	Indenture Trustee
)
)	By:	/s/ David Ha

)		Name: David Ha
)		Title: Professional, Corporate Trust
)
)
)
)	By:	/s/ Mircho Mirchev

)		Name: Mircho Mirchev
)		Title: Professional, Corporate Trust